UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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Media General, Inc.

(Name of Registrant as Specified In Its Charter)

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Notice of 2012

Annual Meeting

and

Proxy Statement

Thursday, April 26, 2012

11:00 a.m.

Richmond Newspapers Production Facility

8460 Times-Dispatch Boulevard

Mechanicsville, Virginia

April 2, 2012

Dear Stockholder:

I’m pleased to forward our 2012 Proxy Statement as I cordially invite you to attend Media General’s 2012 Annual Meeting on Thursday, April 26, 2012.

Our Annual Meeting will be held at the Richmond Newspapers Production Facility, 8460 Times-Dispatch Boulevard (a right turn off U.S. 301, just north of its intersection with I-295), Mechanicsville, Virginia.

Whether or not you plan to be present at the Annual Meeting, we value your vote. Most stockholders have a choice of voting over the Internet, by telephone, or by using a traditional proxy card. Please refer to your proxy card or the information forwarded by your bank, broker or other holder of record to see which options are available to you. However you choose to vote, please do so at your earliest convenience.

Thank you for being a Media General stockholder. I look forward to seeing you on April 26.

Yours sincerely,

J. Stewart Bryan III

NOTICE OF 2012 ANNUAL MEETING OF STOCKHOLDERS

To the Class A and Class B Common Stockholders

    of Media General, Inc.

The 2012 Annual Meeting of Stockholders of Media General, Inc., will be held at the Richmond Newspapers Production Facility, 8460 Times-Dispatch Boulevard (a right turn off U.S. 301, just north of its intersection with I-295), Mechanicsville, Virginia, on Thursday, April 26, 2012, at 11:00 a.m. for the following purposes:

1.	To elect a Board of Directors;

2.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accountants for the fiscal year ending December 30, 2012;

3.	To hold an advisory vote on executive compensation; and

4.	To act upon such other matters as properly may come before the meeting.

Holders of the Company’s Class A and Class B Common Stock of record at the close of business on February 24, 2012, are entitled to notice of and to vote at the meeting.

Stockholders are requested to vote by the Internet, by telephone or by completing and returning the accompanying proxy card in the envelope provided, whether or not they expect to attend the meeting in person. Internet and telephone voting facilities will close at 11:59 p.m. E.S.T. on April 25, 2012. A proxy may be revoked at any time before it is voted.

By Order of the Board of Directors,

ANDREW C. CARINGTON, Secretary

Richmond, Virginia

April 2, 2012

PROXY STATEMENT

2012 Annual Meeting of Stockholders

SOLICITATION OF PROXIES

This statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Media General, Inc. (the Company), to be used at the 2012 Annual Meeting of Stockholders to be held at the Richmond Newspapers Production Facility, 8460 Times-Dispatch Boulevard (a right turn off U.S. 301, just north of its intersection with I-295), Mechanicsville, Virginia, on Thursday, April 26, 2012, at 11:00 a.m. All shares entitled to vote and represented by properly completed proxies received prior to the meeting and not revoked will be voted in accordance with their instructions. Internet and telephone voting facilities will close at 11:59 p.m. E.S.T. on April 25, 2012. A proxy may be revoked by a Stockholder at any time before it is voted.

The Annual Report to the Stockholders of the Company, including financial statements for the fiscal year ended December 25, 2011, and this Proxy Statement and accompanying proxy card, are being mailed to Stockholders on or about April 2, 2012.

The Company had outstanding 22,792,473 shares of Class A Common Stock (Class A Stock) and 548,564 shares of Class B Common Stock (Class B Stock) as of February 24, 2012. Only holders of record at the close of business on that date will be entitled to vote, and each share of Class A or Class B Stock will be entitled to one vote on each matter on which that class is entitled to vote.

DIRECTOR INDEPENDENCE

All non-management members of the Company’s Board are independent, in accordance with the rules of the New York Stock Exchange and the Company’s more stringent Director Independence Standards. J. Stewart Bryan III, who retired as an employee of the Company in 2008, has now satisfied the requisite three-year period of separation, and the Board has affirmatively determined that he is independent and has no relationship with the Company that would interfere with his exercise of independent judgment in carrying out the responsibilities of a Director. In addition, the Board affirmatively has determined that Scott D. Anthony, Diana F. Cantor, Dennis J. FitzSimons, Thompson L. Rankin, Rodney A. Smolla, Carl S. Thigpen and Coleman Wortham III are independent and have no relationship with the Company that would interfere with their exercise of independent judgment in carrying out the responsibilities of a Director. The Company’s Director Independence Standards are available at the Company website, www.mediageneral.com.

Mr. Bryan has voting control over approximately 85% of the Company’s Class B Stock. The Board therefore could determine that the Company constitutes a “controlled company” under the rules of the NYSE, meaning that the Company would not be required to have a majority of independent directors, nor would it be required to maintain compensation and nominating committees comprised solely of independent directors. The Board, however, has chosen a differ-

ent approach. In addition to having a more than two-thirds majority of independent Directors, the Board maintains Audit, Compensation and Nominating & Governance Committees comprised solely of independent Directors.

THE BOARD AND ITS COMMITTEES

The Chairman of the Board of Directors presides over the meetings of the Board and, as described in the Company’s Principles of Corporate Governance, establishes the agenda for each meeting. Senior management, led by the Chief Executive Officer, is responsible for running the day-to-day operations of the Company and promptly informing the Board of the status of the Company’s operations. In adopting this leadership structure, the Board additionally has considered the Company’s dual-class capital structure and has determined that the Board and the Company presently are best managed by separating the roles of the Chairman and the Chief Executive Officer.

The Board of Directors held five meetings during 2011. The Company’s non-management Directors meet regularly in executive session (that is, without Messrs. Ashe and Morton). The presiding position at these executive sessions is rotated among the chairs of the Audit, Compensation, Nominating & Governance and Executive Committees, a practice the Board believes is more advantageous than having a single “presiding director.” All Directors attended 75% or more of the meetings of the Board and the Board committees on which they served in 2011.

The standing committees of the Board of Directors are the Executive Committee, the Audit Committee, the Compensation Committee and the Nominating & Governance Committee. The Audit, Compensation and Nominating & Governance Committees have written charters, each of which is available on the Company’s website, www.mediageneral.com.

The Executive Committee consists of Mrs. Cantor and Messrs. Bryan, Morton, Smolla and Wortham. The Executive Committee is empowered, with certain limitations, to exercise all of the powers of the Board of Directors when the full Board is not in session. The Executive Committee did not meet in 2011.

The Audit Committee consists of Mrs. Cantor and Messrs. FitzSimons and Thigpen, each of whom is independent under the rules of the NYSE and the Securities and Exchange Commission. As discussed more fully below, each member of the Committee also is an “audit committee financial expert.” This Committee has been established in accordance with the rules of the NYSE and the Securities Exchange Act of 1934 (Exchange Act) and oversees the audit function of the Company with regard to its internal auditors and its independent registered public accounting firm. The Committee meets with these internal and independent auditors, has sole authority to retain and terminate the Company’s independent auditors and reviews all quarterly and annual SEC filings made by the Company. The Audit Committee met five times during 2011.

The Compensation Committee consists of Messrs. Anthony, Smolla and Wortham. All of the members of the Committee are independent. This Committee has general responsibility for employee compensation and makes recommendations to the Board with respect to the compensation of all Directors, officers and other key executives, including incentive-compensation plans and equity-based plans. The Committee receives recommendations from the Chief Executive Officer, and, based on project-specific instructions, it receives reports and recommendations from the compensation consultants it has retained directly on both short-term and long-term executive and Director compensation matters. The Committee has the sole authority to retain, terminate and fix the compensation of any compensation consultant it deems appropriate to assist it in the fulfillment of its responsibilities. For 2012, the Committee has retained Mercer Inc. to provide services to the Committee as its compensation consultants. The Compensation Committee met four times during 2011.

The Nominating & Governance Committee consists of Messrs. Smolla, Rankin and Wortham. All of the members of the Committee are independent. The Committee assists the Board with the identification and consideration of, and recommends to the Board, candidates qualified to become nominees for election as Directors of the Company. The Committee additionally is responsible for developing policies and practices relating to corporate governance, including the Company’s Principles of Corporate Governance and its Code of Business Conduct and Ethics. The Nominating & Governance Committee met two times during 2011.

Compensation Risk

The primary components of compensation of the Company’s employees are base salary, sales commissions, annual incentives and long-term incentives. The Company believes that none of these compensation components encourages excessive risk-taking. Accordingly, the Company does not believe that its compensation policies and practices create risks that are reasonably likely to have a material adverse effect on the Company.

The Board’s Role in Risk Oversight

The Board of Directors receives regular reports from the Chief Executive Officer and members of senior management on operational, financial, legal and regulatory issues and risks. The Audit Committee of the Board additionally is charged under its Charter with oversight of financial risk, including the Company’s internal controls, and it receives regular reports from management, the Company’s internal auditors and the Company’s independent auditors. When- ever a Committee of the Board receives a report involving risk identification, risk management or risk mitigation, the Chairman of the Committee reports on that discussion, as appropriate, to the full Board during the next Board meeting.

PRINCIPAL HOLDERS OF THE COMPANY’S STOCK

The following table shows the stock ownership as of the most recent practicable date of all persons known by the Company to have been the beneficial owners of more than 5% of the outstanding shares of any class of the Company’s securities and the stock ownership of the directors and officers of the Company as a group. All such information is based on information furnished by or on behalf of the persons listed, who have sole voting power and sole dispositive power as to all shares of Class A and Class B Stock listed, unless noted to the contrary.

Name and Address of Beneficial Holder	Title of Class	Amount and Nature of Beneficial Ownership		Percent of Class
J. Stewart Bryan III	Class A	502,952	(1)	2.2%
333 East Franklin Street	Class B	466,162	(1)	85%
Richmond, VA 23219

Jane Bryan Brockenbrough	Class B	55,580		10.1%
c/o Bryan Brothers
1802 Bayberry Court, Suite 302
Richmond, VA 23226

Mario J. Gabelli and affiliates	Class A	7,905,437	(2)	34.7%
One Corporate Center
Rye, NY 10580

Fidelity Management Trust Company	Class A	4,589,237	(3)	20.1%
82 Devonshire Street
Boston, MA 02109

Troob Capital Management LLC and affiliates	Class A	2,242,745	(4)	9.8%
777 Westchester Avenue, Suite 203
White Plains, New York 10604

Dimensional Fund Advisors LP	Class A	1,460,005	(5)	6.4%
Palisades West, Building One
6300 Bee Cave Road
Austin, TX 78746

All directors and executive	Class A	2,417,272	(6)	10.6%
officers as a group	Class B	466,162		85%

(1)	The shares listed for J. Stewart Bryan III include 502,852 shares of Class A Stock held by trusts of which Mr. Bryan serves as a fiduciary and shares in the control of the voting and disposition of the shares, and 466,162 shares of Class B Stock held by the D. Tennant Bryan Media Trust, of which Mr. Bryan serves as sole trustee. Mr. Bryan and the Media Trust constitute a group for certain purposes.

(2)

According to a Schedule 13D filed by Mario J. Gabelli and affiliates, as amended on December 15, 2011, the shares listed include shares beneficially owned by Mr. Gabelli or entities under his direct or indirect control or for which he acts as chief investment officer, including 5,161,024 shares beneficially owned by GAMCO Asset Management, Inc. (GAMCO), 1,909,033 shares beneficially owned by Gabelli Funds, LLC (Gabelli Funds), 835,000 shares beneficially owned by Teton Advisors, Inc. (Teton Advisors), and 380 shares issuable upon conversion of Class B Stock beneficially owned by MJG Associates, Inc. (MJG Associates). All such shares are also beneficially owned by Mr. Gabelli and by GGCP, Inc.

(GGCP) and GAMCO Investors, Inc., parent companies of GAMCO, and Gabelli Funds. According to the Schedule 13D, each of Mr. Gabelli, GGCP, GAMCO Investors, Inc., GAMCO, Gabelli Funds, Teton Advisors, and MJG Associates has sole dispositive and voting power over all of the shares he or it beneficially owns except that (a) GAMCO does not have authority to vote 275,200 shares beneficially owned by it, and (b) with respect to 1,896,033 shares beneficially owned by Gabelli Funds and directly held by funds to which Gabelli Funds provides advisory services (collectively, the Funds), the proxy voting committee of each such Fund exercises the entire voting power with respect to such shares held by such Funds.

(3)	Fidelity Management Trust Company serves as trustee of the 401(k) Plan and of the Media General, Inc. Supplemental 401(k) Plan (the Supplemental Plan), and the 4,589,237 Class A shares held as of January 31, 2012 are held in that capacity. The 401(k) Plan and the Supplemental Plan provide that shares held in each plan are to be voted by the trustee in the same proportion as instructions received from participants in that plan. Subject to certain restrictions, participants have the right to direct the disposition of shares of Class A Stock held for their benefit by the 401(k) Plan.

(4)	According to a Schedule 13G filed by Troob Capital Management LLC and affiliates, as amended on February 14, 2012, the shares listed were beneficially owned by the following reporting persons: 2,242,745 shares beneficially owned by Douglas M. Troob; 2,242,745 shares beneficially owned by Peter J. Troob; 1,086,296 shares beneficially owned by TCM MPS Series Fund LP-Partners Series; 1,156,449 shares beneficially owned by TCM MPS Ltd. SPC-Partners Segregated Portfolio; 1,086,296 shares beneficially owned by Troob Capital Management LLC; and 1,156,449 shares beneficially owned by Troob Capital Management (Offshore) LLC. Each of these reporting persons possessed the shared power to vote, and the shared power to direct the disposition of, all of the shares that the reporting person beneficially owned.

(5)	According to a Schedule 13G filed by Dimensional Fund Advisors LP, as amended on February 14, 2012, Dimensional Fund Advisors LP possesses sole voting power over 1,412,338 shares and sole dispositive power over 1,460,005 shares.

(6)	An aggregate of 667,100 Class A shares are subject to currently exercisable stock options (and stock options exercisable within 60 days). Please see the following table for the holdings of the Company’s Chairman, the Named Executive Officers listed in the “Summary Compensation Table” and its Outside Directors.

	Number and Percentage* of Shares Beneficially Owned February 24, 2012
Name	Class A	%	Class B	%
J. Stewart Bryan III, Chairman (a)	502,952	2.2%	466,162	85.0%

Named Executive Officers (b)
Marshall N. Morton, President and Chief Executive Officer and Director (c)	601,890	2.6%	—
James F. Woodward, Vice President-Finance and Chief Financial Officer (d)	60,478		—
John A. Schauss, Vice President, Market Operations (e)	111,845		—
George L. Mahoney, Vice President, Growth & Performance (f)	155,083		—
Stephen Y. Dickinson, former Vice President and Chief Accounting Officer (g)	57,462		—
Robert E. MacPherson, Vice President, Corporate Human Resources (h)	54,943		—
O. Reid Ashe, Jr., former Executive Vice President and Chief Operating Officer and Director (i)	188,879		—

Outside Directors (j)
Scott D. Anthony	47,045		—
Diana F. Cantor	64,543		—
Dennis J. FitzSimons	38,821		—
Thompson L. Rankin	90,214		—
Rodney A. Smolla	63,372		—
Carl S. Thigpen	26,671		—
Coleman Wortham III	214,625		—

*	Percentages of stock ownership less than one percent are not shown.
(a)	For further information as to stock held by Mr. Bryan, see Note 1 above.
(b)	Includes shares held in the 401(k) Plan as of January 31, 2012.
(c)	Shares listed for Mr. Morton include 257,167 shares subject to currently exercisable options (and stock options exercisable within 60 days) and 297,300 shares registered in his name under the Restricted Stock Plan.
(d)	Shares listed for Mr. Woodward include 24,867 shares subject to currently exercisable options (and stock options exercisable within 60 days) and 29,000 shares registered in his name under the Restricted Stock Plan.
(e)	Shares listed for Mr. Schauss include 42,800 shares subject to currently exercisable options (and stock options exercisable within 60 days) and 61,100 shares registered in his name under the Restricted Stock Plan.
(f)	Shares listed for Mr. Mahoney include 58,500 shares subject to currently exercisable options (and stock options exercisable within 60 days) and 78,500 shares registered in his name under the Restricted Stock Plan.
(g)	Shares listed for Mr. Dickinson include 30,566 shares subject to currently exercisable options (and stock options exercisable within 60 days).
(h)	Shares listed for Mr. MacPherson include 38,799 shares subject to currently exercisable options (and stock options exercisable within 60 days) and 8,500 shares registered in his name under the Restricted Stock Plan.
(i)	Shares listed for Mr. Ashe include 136,400 shares subject to currently exercisable options (and stock options exercisable within 60 days).
(j)	Includes deferred Class A Stock units earned, as of December 25, 2011, pursuant to the Media General, Inc., Directors’ Deferred Compensation Plan as indicated in “Director Compensation.”

EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

Overview of the Company’s Executive Compensation Philosophy

Media General’s compensation system is used to support and reinforce key operating and strategic goals. It is applied consistently to all salaried employees, including the named executive officers identified in the Summary Compensation Table.

The Company’s executive compensation programs:

•	link individual performance with compensation opportunities, and

•	align the interests of the individual with those of the Stockholders.

These two elements are intended to encourage executives to be more responsive to the needs of the Company. Periodically, the Company reviews its compensation programs with outside consultants who are engaged by and report directly to the Compensation Committee (the Committee). While such a review did not take place with consultants for 2011, the Committee utilized survey data published by Towers Watson in connection with its review. The goal of the compensation review is to ensure that the programs are competitive and are designed to compensate executive performance that is likely to result in increased shareholder value.

The Committee feels that a tightly administered compensation system that rewards appropriate performance is a constructive way to attract and retain talented personnel.

Approach to Determining Compensation

The three primary components of the Company’s total executive compensation are:

•	base salary,

•	annual incentives, and

•	long-term incentives.

The Company does not have a specific policy regarding either the allocation of compensation among cash and non-cash or current and long-term components. Base salary levels are guided by reference to external competitive levels as well as other factors including individual and Company performance. Pay and performance are linked through the use of the annual and long-term incentive programs. The Company also provides various pension and retirement benefits as well as perquisites. The sections that follow provide a detailed discussion of each component of executive compensation.

The Chief Executive Officer (with the assistance of the Vice President, Corporate Human Resources) recommends compensation for the named executive officers (other than the CEO). The CEO presents these recommendations to the Committee. The CEO’s compensation package and those of the named executive officers are determined by the Committee and are approved by the independent members of the Board in executive session.

The Company’s Human Resources Department periodically reviews and summarizes survey data published by Towers Watson and proxy data related to media industry companies (in 2011, over 100 companies were included in the survey as indicated in the attached Appendix A). The Company uses the survey as a guideline for each element of compensation. The Company also considers the executive’s responsibilities, management level, experience and performance.

Specific Components of the Executive Compensation Program

Change in Management Structure

Effective October 1, 2011, O. Reid Ashe, Jr., Executive Vice President and Chief Operating Officer transitioned out of his role as an executive officer. Mr. Ashe continued to serve as a Director of the Company through December 31, 2011 and was compensated through that date.

Also on October 1, 2011, George L. Mahoney, formerly Vice President, General Counsel and Secretary, became Vice President, Growth & Performance. John A. Schauss, formerly Vice President, Finance and Chief Financial Officer, became Vice President, Market Operations. James F. Woodward, formerly Group Vice President, Growth & Performance, became Vice President, Finance and Chief Financial Officer. Mr. Mahoney, Mr. Schauss, and Mr. Woodward all received increases in base salary in 2011 in conjunction with the change in management structure.

On December 31, 2011, Stephen Y. Dickinson, Vice President and Chief Accounting Officer, retired. Mr. Dickinson will continue to assist the Company in a consulting capacity through May 31, 2012 and receives a monthly fee of $7,500 for such services. Mr. Dickinson has served the Company for nearly thirty years in various accounting and finance roles and provided valuable advice to the Company through the 2011 year-end financial closing, audit and regulatory filing processes.

Base Salary

The Company believes individual performance can have a significant impact on overall Company results. Therefore, the Company considers individual performance, along with the factors below, when determining base salary:

•	Company performance,

•	management level and experience,

•	market salary data, and

•	internal pay equity.

The Company implemented furlough programs (which required 15 mandatory, unpaid furlough days for substantially all employees) in both the second half of 2011 and throughout 2009. These furlough programs reduced reported salaries for each named executive officer in both years. In 2010, the Company repaid compensation equivalent to two furlough days to all employees affected by the 2009 furlough program and were actively employed at the time of the distribution, including named executive officers. This furlough repayment is included in All Other Compensation in the Summary Compensation Table for 2010.

Prior to 2010, executive officers were provided Company-owned automobiles. During 2010, the Company ceased this program and each of the named executive officers received an increase in base salary equivalent to the Company’s estimated average annual cost of owning and maintaining the automobile. In 2010, the named executive officers also received a one-time tax gross-up on the increase to base salary (which is included in All Other Compensation in the Summary Compensation Table). The named executive officers will not receive any further tax gross-up compensation related to the cessation of the automobile program. Upon termination of the program, each named executive officer was given the option of purchasing the automobile at its fair market value.

Annual Incentive Plan Awards

Individual incentive award targets and performance goals are established at the beginning of each measurement year. Cash awards are paid based on the accomplishment of the performance goals. Award targets for each named executive officer are based on a percentage of the individual’s base salary. In 2011, performance goals included an EBITDA measure. Payment of incentive awards was contingent on the Company attaining 85% of its 2011 budgeted cash flow. As the Company did not attain this threshold for 2011, none of the named executive officers received an annual incentive payout (this was also the case for 2010 and 2009).

At its January 2012 meeting, the Committee established individual incentive award targets and EBITDA-based performance goals for 2012. The Committee believes the degree of difficulty of achieving the individual incentive award targets and EBITDA-based performance goals is significant yet attainable given the existing business environment. For 2012, payment of an incentive award is not contingent on the Company attaining a minimum cash flow threshold.

The table below summarizes the relationship between performance goal attainment and the relative payout of the targeted incentive award at both the Company and Operating Unit levels for 2012:

Performance Goal Attainment	Relative Payout — Company Level	Relative Payout — Operating Unit Level
Less than 80%	0% of targeted incentive award	0% of targeted incentive award
80 - 100%	50% - 100% of targeted incentive award	50% - 100% of targeted incentive award
100% - 120%	100% - 200% of targeted incentive award	100% - 160% of targeted incentive award
120% - 150%	200% of targeted incentive award	160% - 250% of targeted incentive award
More than 150%	200% of targeted incentive award	250% of targeted incentive award

Performance goal attainment for George L. Mahoney is based 70% on total Company results and 30% on the performance of the operating units he manages. Performance goal attainment for the remaining named executive officers is based entirely on total Company results.

Long-Term Incentive Plan Awards

A long-term incentive program is used to reward sustained stock price growth and/or achievement of long-term earnings-per-share (EPS) growth targets. Awards are made in the form of stock options vesting over a three-year period and Performance-Accelerated Restricted Stock (PARS). PARS awards are subject to ten-year restrictions on sale that could be lifted earlier if pre-established EPS growth targets are met. These targets are discussed below. The relative value of a given award at the end of a measurement period is heavily dependent on the growth in value of the common stock of the Company over the period during which vesting occurs. The vesting and ten-year trading restrictions encourage eligible employees to remain in the employ of the Company.

Similar to the Annual Incentive Plan, the target value of equity awards granted to each named executive officer is based on a percentage of the individual’s base salary. The Committee also considers the number of shares available for grant when determining both the total number of awards and the allocation between PARS and stock options. Following the 2012 grant of PARS and stock options, 218,950 shares remained available for future grants of stock options (a nominal amount of shares remained available for PARS); however, forfeitures will increase the amount of shares available for future grants.

A general description of each long-term incentive award follows:

PARS. PARS were granted in 2010 and 2012, and the Committee plans to continue to issue PARS in even-numbered years to the extent sufficient shares are available. Restrictions on PARS awards lapse in ten years but can lapse on an accelerated basis if any of the pre-established EPS growth targets are met. Compound EPS growth targets are established at the time of grant for three, five, and seven years. The growth targets for early lapse of restrictions of the PARS grants currently outstanding are as follows:

Number of Years	Compound EPS Growth Target
3	15%
5	10%
7	7%

At the discretion of the Committee, the calculation of EPS excludes the impact of certain accounting changes and certain gains or losses. A participating executive also must remain with the Company for the specified period of time. The realized value from the grant is tied to the Company’s stock price. PARS awards entitle executives to receive dividends (if any) on the shares.

Stock Options. A stock option rewards an executive as the Company’s stock price increases above the price of the award at the time it was granted. Vesting of stock options granted to the named executive officers generally occurs annually over a three-year period.

SARs. The Committee granted Stock Appreciation Rights (SARs) to certain executives in 2007. These awards, none of which were exercised, expired on January 31, 2012 and no future grants are anticipated.

Pension and Other Retirement Benefits

Qualified and non-qualified retirement plans, as well as an executive life insurance program, are designed to provide retirement income to executives (and their beneficiaries) who have contributed to the long-term success of the Company. Qualified retirement plans (i.e., Media General Advantage Retirement Plan and 401(k) Plan) are generally available to a broad range of employees, including named executive officers. Non-qualified retirement plans (i.e., ERISA Excess Plan, Supplemental Executive Retirement Plan, 1985 Deferred Compensation Plan, Deferred Compensation Plan, and Supplemental 401(k) Plan) are generally designed to provide benefits where federal benefit and compensation limitations would limit the benefits available to an executive under the qualified retirement plans. Each qualified and non-qualified plan is described more fully in the narrative discussion following the Pension and Non-qualified Deferred Compensation tables.

As indicated above, Stephen Y. Dickinson retired from the Company on December 31, 2011 but will continue to assist the Company in a consulting capacity through May 31, 2012. Mr. Dickinson receives a monthly fee of $7,500 for such services. The Company has not entered into any employment, severance, post-employment consulting, or termination payment agreements with any of the other named executive officers.

Perquisites and Other Personal Benefits

While not a material component of the Company’s executive compensation programs, the Company does provide its named executive officers a limited number of perquisites as described below:

•	The Company pays for the cost of certain club memberships primarily to facilitate business relationships.

•

Spouses may, on a limited basis, accompany the executive officer when traveling to certain industry conferences and other business-related functions. Reasonable expenses related to such travel are reimbursed.

•

The Company offers tax preparation and financial planning services to its executive officers to reduce the amount of time and attention that the officer must devote to such activities and to ensure that the officer’s tax returns comply with IRS regulations. The services are considered taxable to the officer, and the officer pays the associated income taxes.

•	Annual physical examination costs (and diagnostic tests) are reimbursed as part of the Company’s overall health benefit package for senior management.

•

Home security services are offered in order to provide mutual protection to the executive officer and the Company. The services are considered personal income for which the officer pays the associated income taxes.

•	The Company leases stadium boxes primarily to entertain certain customers, vendors and their spouses; the presence of spouses and other family members of officers is not prohibited.

Executive officers are also permitted, on a limited basis, to use the Company’s aircraft for personal travel and are responsible for paying the associated income taxes. Additionally, the Company’s former Chief Operating Officer, who is also a licensed pilot, was reimbursed for reasonable costs incurred when he flew his personal aircraft to business-related functions.

Timing of Equity-Based Compensation Awards

Equity-based awards are based on the closing price on the day of grant. The Company typically grants equity-based awards on the same day that the Company releases fourth quarter and full-year earnings for the previous year.

Stock Ownership Guidelines

The Company strongly encourages select executives (including its executive officers) to retain at least 50% of remaining shares upon exercise of stock options or upon the release of restrictions on PARS, after shares have been sold to cover the cost of exercise and any taxes due. While the Company continues to believe that ownership of stock aligns executives’ interest with those of its Stockholders and signals executives’ continued commitment to the Company, the Company believes it appropriate in the current economic environment to allow all employees to fully benefit from a recovery of its stock price. Therefore, the Company waived this stock ownership guideline for exercises of stock options granted prior to 2010. The Company does not anticipate waiving the guideline for subsequent grants of equity awards.

Accounting and Tax Issue Effects on Executive Compensation

Accounting and tax issues are explicitly considered in setting compensation policies, especially with regard to the Company’s choice of long-term incentive types. The Company chooses to grant stock options and PARS due in part to the fixed plan accounting treatment prescribed by U.S. generally accepted accounting principles for those awards. For both types of awards, the expense per share granted is substantially fixed at the grant date although actual forfeitures that differ from original estimates can cause adjustment. The Company’s performance relative to the pre-set EPS targets under the PARS plan is reviewed at least annually. Any necessary adjustments are recognized prospectively, based on the remaining term over which the restrictions are expected to lapse. In addition to the impact accounting treatment has had in the selection of long-term incentive types, the Company also regularly quantifies the overall expense arising from the compensation program.

With regard to policies on IRS limits (Section 162(m)) on the deductibility of compensation, the Committee generally seeks to maximize the deductibility of compensation paid to executive officers. However, it also recognizes that the payment of compensation that cannot be deductible because of the application of 162(m) may at times be in the best interests of the Company, and therefore the Committee maintains flexibility to make compensation awards that are non-deductible, including, in particular, awards of PARS.

Report of the Compensation Committee

The Compensation Committee has reviewed the section of this Proxy Statement titled “Compensation Discussion and Analysis” with the management of the Company, and the Committee has recommended that the CD&A be included in this Proxy Statement and filed with the Securities and Exchange Commission.

The Compensation Committee

Coleman Wortham III, Chairman

Scott D. Anthony

Rodney A. Smolla

Summary Compensation Table

The following table sets forth total compensation for 2011, 2010 and 2009 for the Company’s Chief Executive Officer, the executive officers who served as Chief Financial Officer during the year, the three other most highly compensated executive officers as of December 25, 2011 and its former Executive Vice President and Chief Operating Officer. Please note, as described in the footnotes below, that total compensation includes equity-based compensation (i.e., stock awards and option awards) and certain compensation paid in-kind (e.g., certain perquisites). Therefore, total compensation reflected below includes both cash and non-cash compensation attributable to the named executive officer during the year.

Name and Principal Position	Year	Salary (1)	Stock Awards (PARS) (2)	Option Awards (Stock Options) (3)	Non-Equity Incentive Plan Compensation (Annual Incentive Plan)	Change in Pension Value and Non-qualified Deferred Compensation Earnings (4)	All Other Compensation (5)	Total
Marshall N. Morton,	2011	$884,544	$—	$116,100	$—	$373,825	$64,071	$1,438,540
President and Chief Executive Officer	2010	938,700	570,490	194,081	—	218,702	64,740	1,986,713
	2009	871,635	—	37,469	—	210,749	230,396	1,350,249
James F. Woodward,	2011	290,481	—	12,642	—	79,412	55,418	437,953
Vice President-Finance and Chief Financial Officer	2010	281,000	67,640	23,050	—	50,007	38,282	459,979
	2009	224,423	—	4,450	—	40,183	41,557	310,613

John A. Schauss,	2011	416,442	—	26,574	—	330,926	37,745	811,687
Vice President, Market Operations (former CFO)	2010	416,700	120,150	41,029	—	381,406	39,443	998,728
	2009	381,635	—	7,921	—	352,376	40,978	782,910
George L. Mahoney,	2011	498,965	—	31,992	—	595,392	74,096	1,200,445
Vice President, Growth & Performance	2010	516,700	145,070	49,327	—	413,807	92,424	1,217,328
	2009	475,866	—	9,523	—	283,250	96,347	864,986
Stephen Y. Dickinson,	2011	314,731	—	14,190	—	124,532	41,572	495,025
former Vice President and Chief Accounting Officer	2010	334,000	59,630	20,284	—	116,265	9,863	540,042
	2009	290,519	—	3,293	—	93,582	4,799	392,193

Robert E. MacPherson,	2011	248,392	—	27,090	—	105,724	5,272	386,478
Vice President, Corporate Human Resources	2010	256,000	—	43,795	—	72,916	9,301	382,012
	2009	204,327	—	8,900	—	61,184	2,722	277,133

O. Reid Ashe, Jr.,	2011	369,312	—	34,830	—	812,868	72,925	1,289,935
former Executive Vice President and Chief Operating Officer	2010	561,700	182,450	62,235	—	592,432	82,363	1,481,180
	2009	518,269	—	12,015	—	567,651	98,590	1,196,525

(1)	2011 salaries were reduced by 15 mandatory unpaid furlough days and base salary increased for some named executives in association with the change in management structure, as described previously. 2010 salaries increased due to the termination of the executive automobile program and the absence of 15 mandatory unpaid furlough days from 2009 that did not recur in 2010, as described previously. Also as indicated in the Non-Qualified Deferred Compensation Table, certain amounts included in the Salary column were deferred.
(2)	Stock awards represent the grant date fair value of shares awarded during the applicable fiscal year under the PARS program. The grant date fair value of PARS is equal to the closing stock price on the date of grant.
(3)	Option awards represent the grant date fair value of stock options. Reference is made to Note 7 of Item 8 of the 2011 Form 10-K, which is incorporated herein by reference, for assumptions made in the valuation of stock options.

(4)	The components of this column for 2011 are shown below. Reported amounts increased significantly for most officers in 2011 due primarily to an 80 basis point decrease in the discount rate used to calculate the present value of accumulated benefits.

Name	Above-Market Amounts Earned on Non-qualified Deferred Compensation During the Fiscal Year	Change in Present Value of Accumulated Benefits under Retirement Plan	Change in Present Value of Accumulated Benefits under Supplemental Retirement Plan	Change in Present Value of Accumulated Benefits under ERISA Excess Plan	Total
Marshall N. Morton	$—	$12,357	$361,468	$—	$373,825
James F. Woodward	—	78,001	—	1,411	79,412
John A. Schauss	—	21,525	309,401	—	330,926
George L. Mahoney	—	51,220	544,172	—	595,392
Stephen Y. Dickinson	5,248	33,188	86,096	—	124,532
Robert E. MacPherson	—	87,963	—	17,761	105,724
O. Reid Ashe, Jr.	—	40,165	772,703	—	812,868

(5)	The amounts disclosed under this column for the most recent fiscal year (2011) consist of the following:

Name	Annual Company Contributions to Vested and Unvested Defined Contribution Plans	Dollar Value of Insurance Premiums Paid by the Company With Respect to Variable Universal Life Insurance for the Benefit of the Named Executive Officer	Tax Gross Up Associated with Variable Universal Life Insurance for the Benefit of the Named Executive Officer	Accrued Vacation Payable to Named Executive Officer Upon Retirement	Perquisites	Total
Marshall N. Morton	$18,774	$17,500	$12,105	$—	$15,692	$64,071
James F. Woodward	5,900	20,664	14,293	—	14,561	55,418
John A. Schauss	8,600	17,228	11,917	—	—	37,745
George L. Mahoney	10,721	37,462	25,913	—	—	74,096
Stephen Y. Dickinson	6,844	—	—	21,196	13,532	41,572
Robert E. MacPherson	5,272	—	—	—	—	5,272
O. Reid Ashe, Jr.	8,342	—	—	5,769	58,814	72,925

Perquisites for Messrs. Schauss, Mahoney and MacPherson were each less than $10,000 in aggregate and thus are excluded from total compensation. Perquisites include the incremental cost to the Company, for the other named executive officers, of the reimbursement of the cost of certain club memberships and the cost of certain tax preparation and financial planning services. Messrs. Morton and Ashe were also reimbursed for spousal travel costs on business trips. Mr. Ashe was reimbursed for costs ($36,955) incurred when he utilized his personal aircraft for business purposes; the Company also paid for his annual physical examination. Perquisites for Mr. Morton also include the ascribed value of tickets and refreshments related to usage of Company-leased stadium boxes and the cost of home security services paid by the Company.

Grants of Plan-Based Awards Table

The following table sets forth information regarding grants of annual incentive awards and stock options for 2011 for each named executive officer.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (Annual Incentive Plan)			All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Option Awards ($)
Name	Grant Date	Threshold	Target	Maximum
Marshall N. Morton	1/27/2011	$352,013	$704,025	$1,408,050
	1/27/2011				45,000	$5.20	$116,100
James F. Woodward	1/27/2011	58,125	116,250	232,500
	1/27/2011				4,900	5.20	12,642
John A. Schauss	1/27/2011	99,281	198,563	397,125
	1/27/2011				10,300	5.20	26,574
George L. Mahoney	1/27/2011	118,974	237,949	475,898
	1/27/2011				12,400	5.20	31,992
Stephen Y. Dickinson	1/27/2011	58,450	116,900	233,800
	1/27/2011				5,500	5.20	14,190
Robert E. MacPherson	1/27/2011	46,130	92,260	184,520
	1/27/2011				10,500	5.20	27,090
O. Reid Ashe, Jr.	1/27/2011	80,066	160,133	320,265
	1/27/2011				13,500	5.20	34,830

Annual Incentive Plan Awards

Annual incentive payouts are based on performance goals established by the Compensation Committee each January with a minimum attainment of at least 80% of the performance goal (the “Threshold”) to trigger any payout and a maximum possible payout at 120% of the performance goal. As discussed above, no annual incentive payouts were made to executive officers for 2011.

Executive officers who terminate employment or who are terminated by the Company prior to the end of the fiscal year are not eligible to receive an annual incentive payout for that fiscal year. Executive officers who retire and are at least 55 years of age, with five years of service, are typically eligible to receive a prorated annual incentive payout based on the full year’s actual attained results; the same provision is applicable in the event of death or disability.

Stock Option Awards

All Other Option Awards represent the number of options of Class A Stock granted under the Long-Term Incentive Plan. Options have historically been awarded each January and expire 10 years after the grant date. Vesting occurs annually over a three-year period. Options granted in 2011 vest immediately upon death, disability, or retirement after age 63 with 10 years of service (provided that the grantee was employed on December 31, 2011). Upon termination of employment, the employee has up to 12 months thereafter to exercise a vested option. Mr. Dickinson and Mr. Ashe immediately vested in their 2011 options upon their December 31, 2011 retirements.

The exercise price of an option represents the closing price of Class A Stock on the date of grant. In 2011, the grant date occurred on the day of the Compensation Committee and Board meetings which coincided with the Company’s fourth-quarter and full-year 2010 earnings release.

Outstanding Equity Awards Table

The following table provides a detail of outstanding stock options, SARs, and PARS awards for each named executive officer as of December 25, 2011.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#) (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#) (3)	Market Value of Shares or Units of Stock that Have Not Vested as of 12/25/11 ($)
Marshall N. Morton	11/17/1989	8,000	—	$32.5000	(2)
	12/31/2001	5,400	—	50.4150	12/31/2011
	1/31/2002	12,500	—	50.3550	1/31/2012
	1/29/2003	22,800	—	56.0250	1/29/2013
	(PARS) 1/29/2003					29,600	$126,392
	1/28/2004	22,100	—	63.2300	1/28/2014
	1/27/2005	24,700	—	63.1800	1/27/2015
	(PARS) 1/27/2005					30,600	130,662
	1/26/2006	52,300	—	49.6600	1/26/2016
	(SARs) 1/31/2007	96,100	—	40.0100	1/31/2012
	1/29/2008	42,100	—	20.3000	1/29/2018
	(PARS) 1/29/2008					84,500	360,815
	1/29/2009	28,067	14,033	2.1600	1/29/2019
	1/28/2010	14,034	28,066	8.9000	1/28/2020
	(PARS) 1/28/2010					64,100	273,707
	1/27/2011	—	45,000	5.2000	1/27/2021
James F. Woodward	1/31/2002	1,800	—	$50.3550	1/31/2012
	1/29/2003	2,200	—	56.0250	1/29/2013
	1/28/2004	2,400	—	63.2300	1/28/2014
	1/27/2005	2,800	—	63.1800	1/27/2015
	1/26/2006	5,100	—	49.6600	1/26/2016
	(SARs) 1/31/2007	3,600	—	40.0100	1/31/2012
	1/29/2008	2,400	—	20.3000	1/29/2018
	(PARS) 1/29/2008					4,800	$20,496
	1/29/2009	3,333	1,667	2.1600	1/29/2019
	1/28/2010	1,667	3,333	8.9000	1/28/2020
	(PARS) 1/28/2010					7,600	32,452
	1/27/2011	—	4,900	5.2000	1/27/2021
John A. Schauss	1/31/2002	1,800	—	$50.3550	1/31/2012
	1/29/2003	2,800	—	56.0250	1/29/2013
	(PARS) 1/29/2003		—			3,600	$15,372
	1/28/2004	2,900	—	63.2300	1/28/2014
	1/27/2005	5,200	—	63.1800	1/27/2015
	(PARS) 1/27/2005					6,400	27,328
	1/26/2006	9,200	—	49.6600	1/26/2016
	(SARs) 1/31/2007	15,800	—	40.0100	1/31/2012
	1/29/2008	7,400	—	20.3000	1/29/2018
	(PARS) 1/29/2008					14,800	63,196
	1/29/2009	2,966	2,967	2.1600	1/29/2019
	1/28/2010	2,967	5,933	8.9000	1/28/2020
	(PARS) 1/28/2010					13,500	57,645
	1/27/2011	—	10,300	5.2000	1/27/2021

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#) (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#) (3)	Market Value of Shares or Units of Stock that Have Not Vested as of 12/25/11 ($)

George L. Mahoney	1/31/2002	3,133	—	$50.3550	1/31/2012
	1/29/2003	5,800	—	56.0250	1/29/2013
	(PARS) 1/29/2003					7,500	$32,025
	1/28/2004	5,700	—	63.2300	1/28/2014
	1/27/2005	7,300	—	63.1800	1/27/2015
	(PARS) 1/27/2005					9,100	38,857
	1/26/2006	12,100	—	49.6600	1/26/2016
	(SARs) 1/31/2007	20,100	—	40.0100	1/31/2012
	1/29/2008	9,200	—	20.3000	1/29/2018
	(PARS) 1/29/2008					18,500	78,995
	1/29/2009	3,566	3,567	2.1600	1/29/2019
	1/28/2010	3,567	7,133	8.9000	1/28/2020
	(PARS) 1/28/2010					16,300	69,601
	1/27/2011	—	12,400	5.2000	1/27/2021
Stephen Y. Dickinson	8/21/1987	1,000	—	$46.5000	12/31/2014
	12/31/2001	2,100	—	50.4150	12/31/2011
	1/31/2002	2,700	—	50.3550	1/31/2012
	1/29/2003	2,600	—	56.0250	12/31/2012
	(PARS) 1/29/2003					3,400	$14,518
	1/28/2004	2,700	—	63.2300	12/31/2012
	1/27/2005	3,300	—	63.1800	12/31/2012
	(PARS) 1/27/2005					4,100	17,507
	1/26/2006	4,900	—	49.6600	12/31/2012
	(SARs) 1/31/2007	8,100	—	40.0100	1/31/2012
	1/29/2008	3,700	—	20.3000	12/31/2012
	(PARS) 1/29/2008					7,500	32,025
	1/29/2009	1,233	1,233	2.1600	12/31/2012
	1/28/2010	1,467	2,933	8.9000	12/31/2012
	(PARS) 1/28/2010					6,700	28,609
	1/27/2011	—	5,500	5.2000	12/31/2012
Robert E. MacPherson	1/31/2002	2,000	—	$50.3550	1/31/2012
	1/29/2003	1,900	—	56.0250	1/29/2013
	1/28/2004	1,800	—	63.2300	1/28/2014
	1/27/2005	3,200	—	63.1800	1/27/2015
	1/26/2006	5,400	—	49.6600	1/26/2016
	(SARs) 1/31/2007	4,400	—	40.0100	1/31/2012
	1/29/2008	10,000	—	20.3000	1/29/2018
	1/29/2009	3,333	3,333	2.1600	1/29/2019
	1/28/2010	3,167	6,333	8.9000	1/28/2020
	1/27/2011	—	10,500	5.2000	1/27/2021
O. Reid Ashe, Jr.	12/31/2001	4,300	—	$50.4150	12/31/2011
	1/31/2002	8,200	—	50.3550	1/31/2012
	1/29/2003	18,800	—	56.0250	12/31/2012
	(PARS) 1/29/2003					24,400	$104,188
	1/28/2004	19,200	—	63.2300	12/31/2012
	1/27/2005	21,000	—	63.1800	12/31/2012
	(PARS) 1/27/2005					26,100	111,447
	1/26/2006	23,400	—	49.6600	12/31/2012
	(SARs) 1/31/2007	30,900	—	40.0100	1/31/2012
	1/29/2008	13,500	—	20.3000	12/31/2012
	(PARS) 1/29/2008					27,100	115,717
	1/29/2009	9,000	4,500	2.1600	12/31/2012
	1/28/2010	4,500	9,000	8.9000	12/31/2012
	(PARS) 1/28/2010					20,500	87,535
	1/27/2011	—	13,500	5.2000	12/31/2012

(1)	The remaining unexercisable options awarded on 1/29/09 vested on 1/29/12; the unexercisable options awarded on 1/29/10 vest evenly on 1/29/12 and 1/29/13. One-third of the options awarded on 1/27/2011 vested on 1/27/12, one-third vest on 1/27/13, and one-third vest on 1/27/14.
(2)	These options are exercisable during the continued employment of the optionee and for a three-year period thereafter.
(3)	Restrictions on PARS awards granted on 1/29/2003 automatically lapse on 1/29/2013; restrictions on PARS awards granted on 1/27/2005 automatically lapse on 1/27/2015; restrictions on PARS awards granted on 1/29/2008 automatically lapse on 1/29/2018; and restrictions on PARS awards granted on 1/28/2010 automatically lapse on 1/28/2020. If certain pre-established earnings per share targets are achieved, vesting may accelerate to either a three, five or seven year period. PARS recipients are entitled to all the ownership rights of other Class A Stockholders including dividends (if any are declared). However, PARS cannot be sold or traded, and the ownership reverts to the Company upon termination of employment. Upon death, disability, or retirement after age 63, executive officers vest in a pro rata portion of the shares awarded (assuming ratable vesting over a 10-year period). As discussed further below, Mr. Dickinson and Mr. Ashe vested in a pro rata portion of their PARS upon their December 31, 2011 retirement.

Option Exercises and Stock Vested Table

The following table provides information with respect to shares acquired upon the January 30, 2011 release of restrictions on the January 30, 2001 grant of PARS.

	Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
Marshall N. Morton	15,600	$76,128
James F. Woodward	—	—
John A. Schauss	3,000	14,640
George L. Mahoney	5,600	27,328
Stephen Y. Dickinson	3,200	15,616
Robert E. MacPherson	—	—
O. Reid Ashe, Jr.	5,600	27,328

Pension Benefits Table

The following table provides information regarding estimated pension benefits for each of the named executive officers as of and for the fiscal year ended December 25, 2011. For purposes of calculating the present value of accumulated benefits in the table below, the normal retirement age (the age at which the participant is eligible for unreduced benefits) is age 65 for the Media General Advantage Retirement and ERISA Excess plans and age 63 for the Supplemental Retirement Plan. Reference is made to Note 8 of Item 8 of the 2011 Form 10-K, which is incorporated herein by reference, for assumptions made in valuing the pension benefits below.

Name	Plan Name	Number of Years Credited Service (#) (1)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Marshall N. Morton	Media General Advantage Retirement Plan	17	$576,627	$—
	Supplemental Retirement Plan	15	7,622,914	—
James F. Woodward	Media General Advantage Retirement Plan	23	396,846	—
	ERISA Excess Plan	23	7,181	—
John A. Schauss	Media General Advantage Retirement Plan	6	126,061	—
	Supplemental Retirement Plan	9	1,851,642	—
George L. Mahoney	Media General Advantage Retirement Plan	14	347,728	—
	Supplemental Retirement Plan	15	3,684,766	—
Stephen Y. Dickinson	Media General Advantage Retirement Plan	23	770,673	—
	Supplemental Retirement Plan	12	1,460,172	—
Robert E. MacPherson	Media General Advantage Retirement Plan	25	560,594	—
	ERISA Excess Plan	25	113,197	—
O. Reid Ashe, Jr.	Media General Advantage Retirement Plan	10	318,860	—
	Supplemental Retirement Plan	13	5,935,883	—

(1)	Years of credited plan service under the Media General Advantage Retirement and ERISA Excess plans reflect the officer’s years of service through December 31, 2006. The maximum number of years of credited plan service under the Supplemental Retirement Plan is 15 years. Years began to be counted following admission to the Supplemental Retirement Plan and accrued through January 31, 2010.

Media General Advantage Retirement Plan

The Media General Advantage Retirement Plan is a funded, qualified non-contributory defined benefit plan which covers substantially all full time employees hired before January 1, 2007. Employees become fully vested in plan benefits upon the earlier of completing five years of service or reaching age 65. Plan benefits begin either upon normal or late retirement after age

65 or upon early retirement after age 55 with at least ten years of service. Mr. Morton is eligible to receive full retirement benefits if he elects to retire. Mr. Dickinson and Mr. Ashe began receiving retirement benefits as described further below.

Each employee’s retirement benefit is based on a formula that uses average monthly compensation (salary and non-equity incentive awards), Social Security wages, and years of benefit service as its key inputs. Additional years of service are not granted under the plan. This aspect of the plan was frozen, effective December 31, 2006, and participants received years of service credit through that date or their date of termination, if earlier. The total amount of compensation to be factored into the benefit payment is subject to a federal limit. Due to an April 2009 plan amendment, compensation earned after May 31, 2009 does not increase accrued benefits. This plan is fully frozen.

Messrs. Schauss, Mahoney and MacPherson are each eligible to receive retirement benefits if they elect to retire early. Benefits for any employee who elects early retirement are calculated in a manner similar to that described above; however, the amount of benefit is reduced by a formula based on retirement age.

Married participants are paid a joint and 100% survivor annuity, with the accrued benefit paid monthly over the life of the retiree. Upon the retiree’s death, 100% of this benefit is paid monthly to the surviving spouse. Participants alternatively may elect a life-only annuity payment, fixed payments for life plus 10 years, leveling payments (which consider the effects of Social Security payments), a joint and 50% survivor annuity, a joint and 66.67% survivor annuity or, for total retirement benefit amounts under $10,000, a lump-sum payment.

ERISA Excess Plan

The ERISA Excess Benefit Plan (ERISA Excess) is an unfunded, non-qualified, non-contributory defined benefit plan which operates in substantially the same manner as the qualified plan described above; however, retirement benefits are not subject to the federal limit. ERISA Excess plan amendments coincided with amendments to the qualified plan. Consequently, the ERISA Excess Plan was fully frozen in 2009. Mr. MacPherson is eligible to receive retirement benefits, if he elects to retire early, under this plan as well.

Supplemental Retirement Plan

The Supplemental Retirement Plan (SERP) is an unfunded, non-qualified, non-contributory defined benefit plan which provides selected employees with the opportunity to receive a retirement benefit that exceeds the limitations of the qualified defined benefit plan along with certain additional benefits. SERP participants are eligible to receive an early retirement benefit upon reaching age 55 with one year of plan service and are eligible to receive an unreduced retirement benefit upon reaching age 63 with 15 years of plan service. The Company amended the plan twice during 2009. As a result, retirement benefits are based on final average earnings as of May 31, 2009 and service provided after January 31, 2010 does not increase the retirement benefit. Mr. Morton is eligible to receive unreduced retirement benefits upon retirement. Messrs. Schauss and Mahoney are eligible to receive reduced early retirement benefits upon retirement. Due to the plan freeze, Mr. Schauss will not receive additional years of credited service beyond January 31, 2010, and will never reach the maximum service credits allowed under the plan. Messrs. Dickinson and Ashe will begin receiving benefits in 2012 as discussed further below.

The SERP benefit is based on a formula that uses average annual compensation (salary and non-equity incentive awards) for the five calendar years during which compensation was highest together with years of plan service as its key inputs. As stated above, compensation earned after May 31, 2009 does not increase accrued benefits. The minimum possible benefit for participants age 55 with one year of plan service is 2.5% of average annual compensation. Plan participants age 63 with 15 years of plan service receive a maximum combined benefit under the SERP and qualified pension plan equal to 55% of the participant’s average annual compensation.

If a plan participant becomes disabled and is unable to return to work for an indefinite period of time, the participant becomes eligible to receive a supplemental benefit. The benefit is determined as the excess of the employee’s base salary and incentive award as of May 31, 2009 (adjusted for Social Security benefits) over any other compensation, including self-employment income, received by the employee.

After retirement, SERP participants are prohibited from engaging in any business that is in competition with the Company’s business, without the written consent of the Company. Accrued benefits for participants who violate this non-compete clause are subject to forfeiture.

Upon retirement, married participants receive an annuity benefit whereby the accrued benefit is paid monthly over the lifetime of the employee. Upon death, the plan participant’s spouse continues to receive a lower monthly benefit. Participants may also irrevocably elect to receive a reduced benefit in exchange for at least 120 monthly benefit payments to the employee and spouse. The present value of an unmarried participant’s death benefit is payable in a lump-sum to the participant’s estate if he or she was an employee at the time of death.

Non-Qualified Deferred Compensation Table

The following table summarizes, for each named executive officer, the activity during the last fiscal year related to the Company’s non-qualified deferred compensation plans.

Name	Plan Name	Executive Contributions in last FY ($) (2)	Registrant Contributions in last FY ($) (2)	Aggregate Earnings in last FY ($) (3)	Aggregate Withdrawals/ Distributions in last FY ($)	Aggregate Balance at last FYE ($) (4)
Marshall N. Morton	Deferred Compensation Plan	$—	$—	$(70,474)	$—	$2,573,650
	Supplemental 401(k) Plan	49,000	13,874	(65,825)	—	285,876
James F. Woodward	Supplemental 401(k) Plan	1,000	1,000	316	—	2,696
John A. Schauss	Deferred Compensation Plan	—	—	(4,775)	—	113,122
	Supplemental 401(k) Plan	10,000	3,700	(18,508)	—	59,384
George L. Mahoney	Supplemental 401(k) Plan	5,400	5,400	(27,391)	—	81,860
Stephen Y. Dickinson	1985 Deferred Compensation Plan (1)	—	—	6,156	—	45,300
	Deferred Compensation Plan	—	—	(6,982)	—	884,884
	Supplemental 401(k) Plan	1,780	1,780	(6,130)	—	20,085
Robert E. MacPherson	Deferred Compensation Plan	—	—	13,560	—	226,620
	Supplemental 401(k) Plan	500	372	97	—	1,693
O. Reid Ashe, Jr.	Deferred Compensation Plan	—	—	(4,128)	—	158,212
	Supplemental 401(k) Plan	6,334	3,442	(28,558)	—	79,334

(1)	The aggregate balance represents the post-retirement benefit from the 1985 Deferred Compensation Plan which vested when Mr. Dickinson attained age 65 in January 2011.
(2)	Amounts reported as executive contributions are included in the salary column of the Summary Compensation Table for each executive. Amounts reported as registrant contributions are included in the all other compensation column of the Summary Compensation Table for each executive.
(3)	Aggregate earnings represent interest and dividends earned as well as unrealized gains and losses. Aggregate earnings include $5,248 in above-market earnings for Mr. Dickinson which were reflected in the Summary Compensation Table.

(4)	The aggregate balance includes amounts previously reported in the Summary Compensation Table for each named executive officer as follows:

Name	Plan Name	Amounts Included in 2010 Total Compensation	Amounts Included in 2009 Total Compensation
Marshall N. Morton	Supplemental 401(k) Plan	$49,000	$49,000
James F. Woodward	Supplemental 401(k) Plan	—	—
John A. Schauss	Supplemental 401(k) Plan	10,000	12,500
George L. Mahoney	Supplemental 401(k) Plan	—	17,250
Stephen Y. Dickinson	1985 Deferred Compensation Plan	5,089	4,099
	Supplemental 401(k) Plan	—	3,688
Robert E. MacPherson	Supplemental 401(k) Plan	—	—
O. Reid Ashe, Jr.	Supplemental 401(k) Plan	—	16,200

1985 Deferred Compensation Plan

The 1985 Deferred Compensation Plan permitted certain executives to defer a portion of their base salary for 1985 only. Mr. Dickinson deferred $6,000. The plan, which is supported by insurance policies purchased at its inception, accrued interest at a rate of 19% for Mr. Dickinson. Beginning on January 1, 1992, the participating executives received four annual installment payments, each of which equaled the amount deferred. If a participant remains employed until age 65, the Company pays an accrued benefit in fifteen substantially equal installments beginning upon retirement. If a participant dies after age 65, the Company continues to pay the benefit to the designated beneficiary. Accrued benefits are forfeited if the participant’s employment with the Company terminates for any reason prior to age 65, if the participant is terminated for cause after age 65, or if the participant violates a non-compete clause. Mr. Dickinson vested in his account balance in January 2011 and will begin receiving his accrued benefit in 2012.

Deferred Compensation Plan

Generally, participants in the Deferred Compensation Plan are employees who earn amounts over certain qualified plan limits. Prior to the plan being frozen on January 1, 2012, participants were able to elect to defer, on a pre-tax basis, up to 80% of their annual salary and up to 100% of their non-equity incentive awards and earn a tax-deferred return on these amounts. Elections to defer salary and non-equity incentive awards were required to have been made in the year prior to the year the compensation was earned.

Employees who currently participate can select from a combination of seven “phantom” equity and bond funds. Unlike a 401(k) plan, the obligation resides with the Company and earnings are credited to each participant’s account based on hypothetical rather than actual investment activity. Prior to 1999, participants had the option to participate in a variable interest account which earned income based on the same interest rate applicable to the Company’s long-term borrowings. While this fund choice no longer exists for current deferrals, some participants continue to maintain a portion of their balance in this account. Investment choices can be changed at any time; however, no amounts can be transferred into the variable interest account. The Plan’s funds had returns ranging from approximately -12.71% to 10.68% during 2011.

The allowable methods of distribution, which must be elected prior to or at the time of the deferral, are summarized below:

•

Retirement or death after retirement – participants can elect to receive a lump sum or annual payments of up to 20 years upon attaining the age of early retirement (defined in this plan as at least age 55 with 5 years of service). In case of death, the designated beneficiary will receive any remaining annual payments.

•	Termination of employment, disability, or death prior to retirement – amounts will be paid to the participant or designated beneficiary in a lump sum or in annual payments of up to 10 years.

•	Interim distributions – participants who are actively employed and who have fulfilled the three-year waiting period can receive all or a portion of one year’s deferral plus accrued earnings.

Messrs. Dickinson and Ashe will each receive a lump sum distribution in July 2012 as discussed further below.

Supplemental 401(k) Plan

The Supplemental 401(k) Plan is a non-qualified plan which permits certain executives to defer amounts that are above the federal 401(k) limit and obtain Company matching funds and earnings on those deferrals. The maximum annual amount that can be deferred into the supplemental plan is indexed to the federal maximum defined contribution level ($49,000 in 2011). Prior to 2008, all participant account balances were invested in Media General Class A Stock held by a third-party trust. Beginning in 2008, participants over age 55 had the option to invest in a range of equity and bond funds (13 in 2011) in addition to Class A Stock. The Plan’s funds reflect returns ranging from -30% to 6% during 2011.

Prior to April 2009, the employer matching contribution was equal to the lesser of: a) 100% of the participant’s contribution or b) 5% of the participant’s salary, non-equity incentive plan awards, and flexible credits (used for purposes of maintaining healthcare insurance and other benefits offered to all employees), minus the government’s qualified contribution earnings limit ($245,000 in 2011). The Company suspended the match on the Supplemental 401(k) Plan effective April 1, 2009; however, effective January 1, 2011, the Company reinstated the match up to a maximum of 2% of an eligible and participating employee’s salary.

Upon termination of employment for any reason, the participant (or beneficiary) receives a cash distribution. Participants are able to select the timing of payment (minimum of 6 months after separation and a maximum of 10 years after separation) provided the election was made at the time of deferral or prior to December 31, 2008 for amounts previously deferred. Participants cannot receive any distributions (including loans) while actively employed.

Messrs. Dickinson and Ashe will be paid their remaining account balances in July 2012 as discussed further below.

Potential Payments Upon Termination or Change-in-Control

The Company provides no benefits to any employee, including named executive officers, in the event of a change-in-control. The Company has no agreements to provide incremental benefits to named executive officers in the event of pre-retirement termination (voluntary or involuntary). As summarized in the accompanying table, the Company maintains certain plans that require the Company to provide compensation to named executive officers of the Company in the event of retirement, death or disability; the provisions generally apply to all participants of a particular plan equally. The accompanying table excludes plans that are available generally to all salaried employees. As the named executive officers are vested in their account balances under the previously described SARs, Deferred Compensation, and Supplemental 401(k) plans, reference to those plans is also excluded.

Executive Benefits and Payments Upon Specified Triggering Event	Retirement	Disability	Death
Compensation:
Performance-Accelerated Restricted Shares (PARS)	Upon retirement after age 63, a pro rata portion of the restricted shares becomes vested (which assumes ratable vesting over a 10 year period).	Upon disability, a pro rata portion of the restricted shares becomes vested.	Upon death, a pro rata portion of the restricted shares becomes vested.
Stock Options	Options become fully vested after age 63 with 10 years of service, provided the individual is employed on December 31 of the year of grant.	Upon disability, all options become fully vested.	Upon death, all options become fully vested.
Annual Incentive Plan	Employees who retire (age 55 or older with at least 5 years of service) are typically eligible to receive a prorated incentive award based on the full year’s actual attained results.	Employees who become disabled (age 55 or older with at least 5 years of service) are typically eligible to receive a prorated incentive award based on the full year’s actual attained results.	Upon death, employees (age 55 or older with at least 5 years of service) are typically eligible to receive a prorated incentive award based on the full year’s actual attained results.
Benefits and Perquisites:
Supplemental Retirement Plan (SERP)	SERP participants are eligible to receive an unreduced retirement benefit upon reaching age 63 with fifteen years of plan service. Participants are eligible to receive an early retirement benefit upon reaching age 55 with one year of service. Because the plan is now frozen, participants do not receive credit for additional earnings or years of service.	If a SERP participant becomes disabled for an indefinite period of time, the participant becomes eligible to receive a supplemental benefit which effectively maintains their current compensation as of May 31, 2009 (salary and non-equity incentive award) during the period of disability.	A participant’s spouse receives 80 percent of the amount to which the participant was entitled, less payments due under the qualified pension plan. Unmarried participants’ estates receive a lump-sum payment if the participants were employees at the time of death.
ERISA Excess Plan (ERISA Excess)	Other than the maximum amount of benefit, retirement provisions operate in substantially the same manner as the qualified retirement plan. Because the plan is now frozen, participants do not receive credit for additional earnings or years of service.	Other than the maximum amount of benefit, disability provisions operate in substantially the same manner as the qualified retirement plan.	Other than the maximum amount of benefit, death provisions operate in substantially the same manner as the qualified retirement plan.
1985 Deferred Compensation Plan	If a participant remains employed to age 65, the Company pays an accrued benefit in fifteen substantially equal installments beginning upon retirement.	There are no specific provisions for participants who become disabled prior to reaching age 65.	For participants who retired after age 65 or who are actively employed and age 65 and older, the Company pays the vested retirement benefit to the designated beneficiary.
Life Insurance Premiums Paid on Behalf of Officer and Associated Tax Gross Up	Retired employees (age 55 or older with 5 or more years of service) are eligible for continued Company-paid life insurance premium and tax gross-up payments until age 65. The targeted death benefit is generally equal to 150% of compensation (salary and non-equity incentive award target).	For disabled employees, the targeted death benefit is generally equal to 300% of final compensation up to age 55. The targeted death benefit generally decreases to 150% of compensation between ages 55 to age 65.	For active employees who die prior to age 65, the targeted death benefit is generally equal to 300% of compensation.
Retirement Transition Planning Program	Retiring participants age 55 or older are eligible for this program, however the Company must select the executives for participation. Participants receive tax and financial planning services for the tax year of retirement as well as the tax year immediately following the year of retirement.	Disabled employees age 55 or older are also eligible for this program, however the Company must select the executives for participation. Participants receive tax and financial planning services for the tax year of disability as well as the tax year immediately following the year of disability.	If an executive was a participant or was selected for participation at the time of his death, the surviving spouse is eligible for benefits. The surviving spouse would receive tax and financial planning services for the tax year of death as well as the tax year immediately following the year of death.

Mr. Dickinson retired as an executive officer on December 31, 2011. Mr. Dickinson will continue to serve as a non-employee consultant through May 31, 2012, and he receives a monthly fee of $7,500 for such services. On the date of his retirement, Mr. Dickinson had restrictions released on 10,090 PARS with a December 31, 2011 fair value of approximately $41,000. As of December 31, 2011, Mr. Dickinson had outstanding stock options of 33,266 shares with an intrinsic value of approximately $5,000 and outstanding SARs of 8,100 with an intrinsic value of $0. On January 31, 2012, 2,700 of these stock options and all of the remaining SARs expired. If Mr. Dickinson does not exercise his stock options prior to December 31, 2012, all but 1,000 of the remaining awards will be cancelled.

Mr. Dickinson is a participant in the Media General Advantage Retirement Plan and the Supplemental Retirement Plan. He is receiving an annual benefit of approximately $60,000, which is paid in monthly installments under the qualified plan, and he will receive an annual benefit of approximately $101,000 under the SERP, to be paid in monthly installments. In July 2012, Mr. Dickinson will receive lump sum distributions of his remaining Deferred Compensation and Supplemental 401(k) account balances. Mr. Dickinson will receive a total of $101,196 spread over fifteen annual installment payments pursuant to the 1985 Deferred Compensation Plan. Mr. Dickinson was selected to participate in the Retirement Transition Planning Program described in the chart above.

Mr. Ashe retired as a Director of the Company on December 31, 2011. On the date of his retirement, Mr. Ashe had restrictions released on 54,353 PARS with a December 31, 2011 fair value of approximately $221,000. As of December 31, 2011, Mr. Ashe had outstanding stock options of 144,600 shares with an intrinsic value of approximately $26,000 and outstanding SARs of 30,900 with an intrinsic value of $0. On January 31, 2012, 8,200 of these stock options and all of the remaining SARs expired. If Mr. Ashe does not exercise his stock options prior to December 31, 2012, all of the remaining awards will be cancelled.

Mr. Ashe is a participant in the Media General Advantage Retirement Plan and the Supplemental Retirement Plan. He is receiving an annual benefit of approximately $21,000, which is paid in monthly installments under the qualified plan, and he will receive an annual benefit of approximately $392,000 under the SERP, to be paid in monthly installments. In July 2012, Mr. Ashe will receive lump sum distributions of his remaining Deferred Compensation and Supplemental 401(k) account balances. Mr. Ashe was selected to participate in the Retirement Transition Planning Program which is described in the chart above.

If retirement, disability or death had occurred as of December 25, 2011, Mr. Morton or his estate would have immediately vested in 92,940 PARS with a market value of approximately $397,000. If disability or death had occurred as of December 25, 2011, Mr. Morton would have immediately vested in an additional 87,099 stock options, which would have had an aggregate intrinsic value of approximately $30,000. If retirement had occurred as of December 25, 2011, Mr. Morton would have immediately vested in an additional 42,099 stock options, which would have had an intrinsic value of approximately $30,000.

If disability or death had occurred as of December 25, 2011, Mr. Woodward or his estate would have immediately vested in 3,337 PARS with a market value of approximately $14,000.

He or his estate would also have immediately vested in an additional 9,900 stock options, which would have had an aggregate intrinsic value of approximately $4,000.

If disability or death had occurred as of December 25, 2011, Mr. Schauss or his estate would have immediately vested in 16,021 PARS with a market value of approximately $68,000. He or his estate would also have immediately vested in an additional 19,200 stock options, which would have had an aggregate intrinsic value of approximately $6,000. Upon retirement prior to age 65, the Company would continue to pay life insurance premiums and the related tax gross-ups of approximately $29,000 per year on Mr. Schauss’ behalf until age 65.

If disability or death had occurred as of December 25, 2011, Mr. Mahoney or his estate would have immediately vested in 23,352 PARS with a market value of approximately $100,000. He or his estate would also have immediately vested in an additional 23,100 stock options, which would have had an aggregate intrinsic value of approximately $8,000. Upon retirement prior to age 65, the Company would continue to pay life insurance premiums and the related tax gross-up of approximately $63,000 per year on Mr. Mahoney’s behalf until age 65.

If disability or death had occurred as of December 25, 2011, Mr. MacPherson or his estate would have immediately vested in 20,166 stock options, which would have had an aggregate intrinsic value of approximately $7,000.

If disabled, in addition to the benefits described above, Messrs. Morton, Schauss and Mahoney are each eligible to receive a supplemental benefit pursuant to the SERP plan which would effectively maintain their compensation level as of May 31, 2009 (salary and non-equity incentive award) during the period of disability but not beyond retirement age. SERP benefits are subject to a non-compete clause, as discussed previously.

The obligation to pay death benefits to the beneficiary of each named executive officer pursuant to a variable universal life insurance policy is that of the insurance company; the Company only pays the insurance premiums on behalf of the named executive officer. The table below quantifies the approximate life insurance proceeds that would have been payable (by the insurance company) to the beneficiary of each named executive officer if a triggering event had occurred as of December 25, 2011:

Named Executive Officer	Estimated Life Insurance Benefit as of December 25, 2011
Marshall N. Morton	$4,928,000
James F. Woodward	1,501,000
John A. Schauss	2,066,000
George L. Mahoney	1,706,000
Stephen Y. Dickinson	1,100,000
Robert E. MacPherson	—
O. Reid Ashe, Jr.	2,558,000

DIRECTOR COMPENSATION

Overview of the Company’s Director Compensation Philosophy

The Company’s Director compensation program is designed to align the interests of the Chairman and the Outside Directors (i.e., Directors who had not at any time served as an employee of the Company) with those of the Company’s Stockholders and to provide competitive current compensation for services to the Board. The Compensation Committee, with the assistance of outside consultants, periodically reviews and modifies the Company’s Director compensation system to ensure that these objectives continue to be met.

Chairman Compensation

J. Stewart Bryan III retired as an executive officer of the Company in 2008. Mr. Bryan continues to serve as the non-executive Chairman of the Board. Mr. Bryan is paid annual cash compensation of $225,000 for his service as non-executive Chairman. The Committee determined that cash compensation was appropriate given Mr. Bryan’s existing stock holdings in the Company. Additionally, Mr. Bryan is entitled to certain perquisites and personal benefits which exceeded $10,000 in 2011 and are described further below.

Mr. Bryan is a beneficiary of the Media General Advantage Retirement Plan and the Supplemental Retirement Plan. He is receiving an annual benefit of approximately $137,000, which is paid in monthly installments, under the qualified plan and an annual benefit of approximately $265,000 under the SERP plan which is paid annually. Mr. Bryan is receiving a total of $406,650 spread over fifteen annual installment payments pursuant to the 1985 Deferred Compensation Plan. Mr. Bryan’s remaining stock options expired in 2011.

Outside Director Compensation

In 2011, each of the Outside Directors received an annual retainer of $116,000 for all scheduled Board meetings and two scheduled committee meetings. An additional $1,750 was paid for each unscheduled Board meeting and each committee meeting attended by an Outside Director beyond the two included in the retainer. Pursuant to the Media General, Inc. Director’s Deferred Compensation Plan, each Outside Director receives 50% of his or her annual compensation, including any additional meeting fees, in deferred Class A stock units and may elect to receive the other half of his or her annual compensation either fully in cash, fully in deferred stock units, or split evenly in cash and deferred stock units. Annual deferral elections must be made prior to the calendar year in which the retainer and additional meeting fees will be earned. In 2011, as indicated below, Mr. Williams and Mr. Wortham elected to receive all of their annual compensation in deferred stock units, and Mr. Anthony elected to receive 75% of his compensation in deferred stock units. All other Outside Directors elected to receive 50% of their compensation in cash and 50% in deferred stock units. The retainer and additional meeting fees are paid quarterly.

The number of Class A stock units is determined quarterly, based on the average of the closing trading prices for the last ten trading days of the preceding calendar quarter. Participant accounts are credited quarterly with amounts that are equivalent to dividends paid (if any) on Class A Stock.

Upon election to the Board of Directors, a Director selects the method of account settlement. Upon termination from the Board for any reason, the Director or beneficiary will be paid by one of the following methods: lump sum cash or common stock payment, lump sum cash or common stock payment (deferred until January 1 of the year following retirement), or annual cash or common stock payments ranging from two to ten years. If no election is made, the Director will receive a single common stock distribution as of the date of retirement.

Directors’ Stock Ownership Guideline

To further align the interests of Directors and Stockholders, the Board of Directors adopted a share ownership guideline of 5,300 shares of the Company’s Class A Stock, including deferred Class A stock units. The Board of Directors recommended that this ownership guideline be attained within five years of a Director’s election to the Board.

Total Compensation for the Chairman and Outside Directors

The following table sets forth the components of total compensation during 2011 for the Chairman and Outside Directors:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	All Other Compensation ($)	Total ($)
J. Stewart Bryan III, Chairman (2)	$225,000	$—	$10,269	$235,269
Scott D. Anthony	29,875	89,625	—	119,500
Diana F. Cantor	62,375	62,375	—	124,750
Dennis J. FitzSimons	60,625	60,625	—	121,250
Thompson L. Rankin	58,000	58,000	—	116,000
Rodney A. Smolla	61,500	61,500	—	123,000
Carl S. Thigpen	60,625	60,625	—	121,250
Walter E. Williams (3)	—	38,667	396	39,063
Coleman Wortham III	—	123,000	—	123,000

(1)	Amounts in the Stock Awards column reflect the aggregate grant date fair value of Class A Stock units received by each Outside Director during 2011. Pursuant to the Director’s Deferred Compensation Plan, the following Outside Directors elected to receive Class A Stock units in lieu of cash: Mr. Anthony (8,618 units), Mr. Williams (3,097 units) and Mr. Wortham (17,533 units). As the Class A Stock units are not settled until the retirement of the Outside Director, the value that is ultimately realized by the Outside Director is subject to changes in the Company’s stock price. The table below illustrates the impact that changes in stock price have on the Outside Director’s stock unit account balance:

	12/26/10 Balance		Units Received		Change in Fair Value	Units Distributed		12/25/11 Balance
Name	(#)	($)	(#)	($)	($)	(#)	($)	(#)	($)
Scott D. Anthony	21,158	$119,754	25,887	$89,625	$(8,497)	—	$—	47,045	$200,882
Diana F. Cantor	46,356	262,375	17,987	62,375	(50,005)	—	—	64,343	274,745
Dennis J. FitzSimons	11,108	62,871	17,713	60,625	(430)	—	—	28,821	123,066
Thompson L. Rankin	72,179	408,533	16,835	58,000	(86,443)	—	—	89,014	380,090
Rodney A. Smolla	45,840	259,454	17,532	61,500	(50,356)	—	—	63,372	270,598
Carl S. Thigpen	4,958	28,062	17,713	60,625	8,118	—	—	22,671	96,805
Walter E. Williams	103,409	585,295	6,193	38,667	18,416	(109,602)	(642,378)	—	—
Coleman Wortham III	97,560	552,190	35,065	123,000	(108,881)	—	—	132,625	566,309

(2)	Compensation for Mr. Bryan included the non-business use of a Company owned automobile, the reimbursement of the cost of certain club memberships, spousal travel costs on certain business trips and the cost of home security services paid directly by the Company. Mr. Bryan is responsible for paying income taxes associated with these perquisites and personal benefits.

(3)	Mr. Williams retired from the Board on April 28, 2011 and received a lump sum distribution of 109,602 shares of Class A Stock. Mr. Williams is a widely syndicated newspaper columnist and is compensated for being published in two Media General publications. Media General purchases the newspaper columns from the syndicator (in the same manner as any other newspaper) who in turn pays Mr. Williams 50% of the amount charged to Media General. The amount shown in All Other Compensation above represents the amount Mr. Williams earned for these services prior to his retirement date.

Compensation Committee Interlocks and Insider Participation

During 2011, none of the members of the Compensation Committee was an officer or employee of the Company or any of its subsidiaries, and no member of the Committee was formerly an officer of the Company or any of its subsidiaries. In addition, during 2011, none of the Company’s executive officers served as a member of a compensation committee or on a board of directors of any other entity an executive officer of which served as a member of the Company’s Board of Directors.

Equity Compensation Plan Information as of December 25, 2011

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c) *
Equity compensation plans approved by security holders
1966 Selected Employees’ Stock Option Plan	400	$2.31	—
1987 Non-qualified Stock Option Plan	20,400	37.99	—
1995 Long-term Incentive Plan	2,580,859	27.01	797,608
Equity compensation plans not approved by security holders
None
Total	2,601,659	$27.09	797,608

*	The total includes 199,058 shares available for grants of Performance Accelerated Restricted Stock (PARS). At December 25, 2011, restrictions remained on 507,600 outstanding PARS.

AUDIT-RELATED MATTERS

Audit Committee Financial Experts

The Board of Directors has determined that all of the members of the Audit Committee are “audit committee financial experts” in accordance with applicable SEC rules. In reaching this conclusion, the Board considered each Audit Committee member’s qualifications in the aggregate, including the following relevant experience:

•

Mrs. Cantor has served as a Director of the Company since 2005 and has been a member of the Audit Committee for each of those years. She is a Partner with Alternative Investment Management, LLC, an independent, privately held investment management firm, and she is the Chairman of the Virginia Retirement System, where she additionally is a member of the Audit and Compliance Committee and is responsible for the agency’s annual audit and budget. From 2008-2009, she was a Managing Director of New York Private Bank & Trust, the wealth management division of Emigrant Bank. Her position with New York Private Bank & Trust entailed the oversight and management of wealth management professionals providing a full range of financial services, including financial, estate and tax planning, investment management and trust services. From 1996 to 2007, she served as the Founder and Executive Director of the Virginia College Savings Plan, an independent agency of the Commonwealth of Virginia, and in that capacity actively supervised those charged with the preparation of that agency’s financial statements. She also worked closely with the agency’s independent auditors in the preparation, audit, analysis and evaluation of the agency’s financial and actuarial statements, which are included in the Commonwealth of Virginia’s financial reports. She has degrees from the University of Florida (B.S. in Accounting), the University of Miami (M.B.A) and New York University (J.D.). She formerly was an active Certified Public Accountant and is a member of the Virginia, New York and Florida bar associations. She previously was an associate at Kaye, Scholer, Fierman, Hays & Handler and held several positions, including Vice President, at Goldman, Sachs & Co. Mrs. Cantor additionally serves as a Director and Chairman of the Audit Committee of Domino’s Pizza, Inc.

•

Mr. FitzSimons is the Chairman of McCormick Foundation, a charitable trust based in Chicago. From 2003 until December 2007, he was the President and Chief Executive Officer of Tribune Company, one of the largest media companies in the nation, in which capacity he actively supervised those who prepared that company’s financial statements. He also was the Chairman of Tribune Company from 2004 until 2007, had served as that company’s Chief Operating Officer and, before that, rose through the ranks of Tribune’s Broadcast Division, managing that company’s broadcasting, publishing and interactive groups. He became a Director of the Company in 2009 and has served on the Audit Committee since joining the Board.

•

Mr. Thigpen is an Executive Vice President and the Chief Investment Officer of Protective Life Corporation and has served in those positions for more than five years. Protective Life Corporation is a publicly traded diversified life insurance and financial services company based in Birmingham, Alabama, where Mr. Thigpen is responsible for the management of more than $35 billion in total cash and investments. Mr. Thigpen has been designated a Chartered Financial Analyst by the CFA Institute. He previously served on the Board of Directors and was a member of the Audit Committee of Cavalier Homes, Inc., a New York Stock Exchange company that was acquired by a Berkshire Hathaway subsidiary in 2009.

Audit Committee Report

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors and operates under a written charter adopted by the Board. Company management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling these oversight responsibilities, the Committee has reviewed and discussed with management the audited financial statements in the Annual Report, including a discussion of the suitability, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

In addition, the Committee has discussed with the Company’s independent registered public accounting firm its judgments as to the suitability, not just the acceptability, of the accounting principles adopted by the Company as well as such other matters as are required to be discussed with the Committee by the Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees) and under the other standards of the Public Company Accounting Oversight Board (PCAOB). The Committee also has discussed with the independent auditors the auditors’ independence from management and the Company, including matters in the written disclosures and letter received by the Committee from the independent auditors and required by the applicable requirements of the PCAOB regarding the independent auditors’ communications with the Committee concerning independence, and it has considered whether the auditors’ provision of non-audit services is compatible with the auditors’ independence. It also reviewed the Company’s compliance with the internal control provisions of Section 404 of the Sarbanes-Oxley Act of 2002.

The Committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal auditors and the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements for the fiscal year ended December 25, 2011 be included in the Annual Report on Form 10-K for filing with the SEC.

The Audit Committee

Diana F. Cantor, Chairman

Dennis J. FitzSimons

Carl S. Thigpen

Audit and Non-Audit Fees

The Audit Committee has adopted policies and procedures for pre-approving audit and non-audit services to be performed by the Company’s independent auditors to assure that the provision of these services does not impair the auditors’ independence. Under these policies, the term of any pre-approval is 12 months from the date of pre-approval, unless the Audit Committee provides for a different period. The Company’s annual audit services engagement terms and fees and audit-related services to be provided by the Company’s auditors are subject to specific pre-approval by the Audit Committee. The Audit Committee may pre-approve non-audit services, including tax compliance, tax planning and tax advice, that it believes are appropriate and would not impair an independent accountant’s independence.

The following table presents fees billed by Deloitte & Touche LLP for services provided during fiscal years 2011 and 2010. All services reflected in the fees below were pre-approved by the Audit Committee in accordance with its established procedures.

	2011	2010
Audit Fees (a)	$836,000	$788,000
Audit-Related Fees	—	—
Tax Fees (b)	—	46,000
All Other Fees	—	—

Total	$836,000	$834,000

(a)	Audit Fees include professional services provided for the audit of the Company's annual financial statements as well as reviews of the Company's quarterly reports on Form 10-Q and fees for professional services for the audit of the Company's internal controls under Section 404 of the Sarbanes-Oxley Act.

(b)	Tax Fees included fees for professional services for tax-related advice. Executive tax services are not provided to the Company by Deloitte & Touche.

STOCKHOLDER VOTING

The Company’s Articles of Incorporation provide for the holders of the Class A Stock voting separately and as a class to elect 30% of the Board of Directors (or the nearest whole number if such percentage is not a whole number) and for the holders of the Class B Stock to elect the balance. The Company’s Class B Stockholders have the sole right to vote on all other matters submitted for a vote of Stockholders, except as required by law and except with respect to limited matters specifically set forth in the Articles of Incorporation.

OVERVIEW OF ITEMS FOR STOCKHOLDER VOTES

This Proxy Statement contains three items requiring Stockholder action. Item 1 requests the election of nine Directors to the Board; three by the Company’s Class A Stockholders, and six by the Company’s Class B Stockholders. Item 2 requests ratification by the Company’s Class B Stockholders of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accountants for the 2012 fiscal year. Item 3 requests an advisory vote by the Company’s Class B Stockholders on executive compensation.

ITEM 1—ELECTION OF DIRECTORS

The Board of Directors proposes that the nine nominees named below, all of whom presently are serving as Directors, be elected for a term of one year or until their successors are elected. Three Directors will be elected by the Company’s Class A Stockholders. Six Directors will be elected by the Company’s Class B Stockholders.

The accompanying biographical information for each nominee and the discussion of each nominee’s specific experience, qualifications, attributes and skills below summarize the matters that led to the conclusions by the Nominating & Governance Committee and the Board that each nominee should continue to serve as a Director in light of the Company’s business and structure.

Class A Directors

SCOTT D. ANTHONY – Principal Occupation: Managing Director, Innosight LLC

Director since 2009; Age – 37

Mr. Anthony is the Managing Director of Innosight LLC and is based in Singapore. Innosight is a consulting, training and investment firm based in Massachusetts specializing in strategies for growth through innovation. Mr. Anthony is responsible for Innosight’s Asian operations, its venture capital investing operations and its business building services. Mr. Anthony was a Partner at Innosight from 2003 to 2005; he was named Managing Director in 2006, and he became President of the firm’s consulting operations in 2007. Mr. Anthony also is a prolific author on innovation. He serves on the Board’s Compensation Committee.

Specific experience, qualifications, attributes and skills:

Mr. Anthony is an internationally recognized consultant on innovation. Because innovation is a key strategic initiative for the Company as it expands its product offerings and transitions increasingly to digital platforms, Mr. Anthony’s global perspective and experience with large and small companies adds meaningfully to the Board’s deliberations. Mr. Anthony’s background additionally includes extensive financial oversight of his firm as well as structuring and monitoring his firm’s equity investments in portfolio companies. All of these skills and qualifications are important to the Board’s assessment of the performance of the Company’s traditional business platforms, its growing Digital offerings and its earlier acquisitions of the Blockdot, DealTaker.com and NetInformer businesses, which comprise its Advertising Services operations. Mr. Anthony is independent of the Company.

DENNIS J. FITZSIMONS – Principal Occupation: Chairman, McCormick Foundation

Director since 2009; Age – 61

Mr. FitzSimons is the Chairman of McCormick Foundation, a charitable trust based in Chicago. From 2003 until December 2007, he was the Chairman, President and Chief Executive Officer of Tribune Company, one of the largest media companies in the nation. Mr. FitzSimons resigned from Tribune Company in December 2007 upon the sale of the company. In December 2008, the company declared bankruptcy. Mr. FitzSimons also was the Chairman of Tribune Company from 2004 until 2007, had served as that company’s Chief Operating Officer and before that rose through the ranks of Tribune’s Broadcast Division, managing that company’s broadcasting, publishing and interactive groups. Mr. FitzSimons serves on the Board’s Audit Committee and is an “audit committee financial expert.”

Specific experience, qualifications, attributes and skills:

Mr. FitzSimons brings strategic media industry knowledge and extensive public company experience to the Board’s deliberations. As Tribune Company’s former Chief Executive Officer, Mr. FitzSimons well understands the changing media landscape and the regulatory framework under which the Company’s television broadcast platforms operate. At Tribune Company, he additionally had direct responsibility for developing and managing the cross-platform potential of that company’s broadcast, print and emerging digital media operations, all of which also are critically important today to Media General’s success. At the McCormick Foundation, with $1.3 billion in assets, Mr. FitzSimons has further broadened his executive leadership experience, overseeing all of the audit and investment decisions of that organization. Mr. FitzSimons is independent of the Company.

CARL S. THIGPEN – Principal Occupation: Executive Vice President and Chief Investment Officer, Protective Life Corporation

Director since 2010; Age – 55

Mr. Thigpen is an Executive Vice President and the Chief Investment Officer of Protective Life Corporation and has served in those positions for more than five years. Protective Life Corporation is a publicly traded diversified life insurance and financial services company based in Birmingham, Alabama, where Mr. Thigpen is responsible for the management of more than $35 billion in total cash and investments. Birmingham, an important market for the Company, is the home of its television station WVTM-TV. Mr. Thigpen has been designated a

Chartered Financial Analyst by the CFA Institute. He previously served on the Board of Directors and was a member of the Audit Committee of Cavalier Homes, Inc., a New York Stock Exchange company that was acquired by a Berkshire Hathaway subsidiary in 2009. Mr. Thigpen serves on the Board’s Audit Committee and is an “audit committee financial expert.”

Specific experience, qualifications, attributes and skills:

Mr. Thigpen contributes important, diversified public company directorship and committee experience to the Board in addition to his extensive financial background and regional knowledge of Alabama, an important market for the Company. His strong investment background also adds a valuable perspective to the Board’s deliberations. Mr. Thigpen is independent of the Company.

Class B Directors

J. STEWART BRYAN III – Principal Occupation: Chairman of the Board, Media General, Inc.

Director since 1974; Age – 73

Mr. Bryan is the Chairman of the Board of Directors and has served in that capacity for more than five years. He retired as an employee of the Company in 2008 and was the Company’s Chief Executive Officer from 1990 until July 2005, President from 1990 to 2001 and between 1985 and 1990, variously served as Vice Chairman of the Board, Chief Operating Officer and Executive Vice President of the Company. He was the Publisher of the Richmond Times-Dispatch from 1978 to 2005. Mr. Bryan is the Chairman of the Board’s Executive Committee.

Specific experience, qualifications, attributes and skills:

Mr. Bryan brings deep knowledge of the Company’s history, strategies and culture to the Board’s deliberations. His extensive executive leadership experience with the Company has included the crafting of the Company’s “convergence” strategy, and he was primarily responsible for sharpening the Company’s focus from that of a diversified media company to one that specializes in providing valuable, multi-platform local content to the communities it serves. Mr. Bryan is independent of the Company.

DIANA F. CANTOR – Principal Occupation: Partner, Alternative Investment Management LLC

Director since 2005; Age – 54

Mrs. Cantor is a Partner with Alternative Investment Management, LLC, an independent, privately held investment management firm; and she is the Chairman of the Virginia Retirement System, where she additionally is a member of the Audit and Compliance Committee and is responsible for the agency’s annual audit and budget. From 2008-2009, she was a Managing Director of New York Private Bank & Trust, the wealth management division of Emigrant Bank, where she managed wealth management professionals providing a full range of financial, trust, estate, tax planning and investment management services. From 1996 to 2007, she served as the Founder and Executive Director of the Virginia College Savings Plan, an independent agency of the Commonwealth of Virginia, and in that capacity, she actively supervised the preparation of that agency’s financial statements and worked closely with the agency’s independent auditors. She was Vice President of Richmond Resources, Ltd., a real estate development, construction and management company from 1990 to 1996; and she held several positions, including Vice President, at Goldman, Sachs & Co. between 1985 and 1990. She previously was an associate at Kaye, Scholer, Fierman, Hays & Handler, a New York law firm, from 1983 to 1985. Mrs. Cantor is an “audit committee financial expert” and is the Chairman of the Board’s Audit Committee. She also serves on the Board’s Executive Committee. Mrs. Cantor is also a Director of Domino’s Pizza, Inc., where she is the Chairman of that Board’s Audit Committee.

Specific experience, qualifications, attributes and skills:

Mrs. Cantor possesses extensive financial skills and significant public company directorship and committee experience, all of which add important, multi-disciplinary financial perspective and valuable consumer product and marketing experience to the Company’s Board and Audit Committee deliberations. She holds an undergraduate degree in accounting and graduate degrees in law and business. Mrs. Cantor is independent of the Company.

MARSHALL N. MORTON – Principal Occupation: President and Chief Executive Officer, Media General, Inc.

Director since 1997; Age – 66

Mr. Morton is the President and Chief Executive Officer of the Company and has served in those capacities since July 2005. He was the Company’s Chief Financial Officer from 1989 until July 2005, its Senior Vice President from 1989 to 2001 and Vice Chairman of the Board of Directors from 2001 to July 2005. He previously held various corporate positions with West Point-Pepperell, Inc. Mr. Morton serves on the Board’s Executive Committee.

Specific experience, qualifications, attributes and skills:

Mr. Morton is an experienced CEO and is the principal architect of the Company’s industry-leading market-based and multi-platform strategies. He additionally is leading the Company’s efforts to become more innovative and customer- and sales-focused across all of its operations.

THOMPSON L. RANKIN – Principal Occupation: Retired; Formerly President and Chief Executive Officer, Lykes Bros. Inc.

Director since 2001; Age – 71

Mr. Rankin retired in 1997 as President and Chief Executive Officer of Lykes Bros. Inc., having served in that position for more than 10 years. Mr. Rankin also served for more than 10 years as the Chairman of the Board and Chief Executive Officer of Lykes Energy, Inc. He previously served on the Board of Directors of that company from 1985 to 1994. Mr. Rankin is a member of the Nominating & Governance Committee of the Board of Directors and is a resident of Tampa, Florida. He additionally serves as a Director of TECO Energy, Inc., a public company based in Tampa, where he is the Chairman of the Finance Committee and a member of the Audit Committee of that Board.

Specific experience, qualifications, attributes and skills:

In addition to his intimate knowledge of business conditions in Florida, an important market for the Company, Mr. Rankin’s long executive leadership experience and his public company directorship and committee experience add valuable perspective to the Board’s deliberations. Mr. Rankin additionally possesses strong financial expertise and a deep understanding of the Company, all contributing important business judgment to the Board and to the Company as it has re-aligned itself to a market-based structure and implemented its “digital first” strategy. Mr. Rankin is independent of the Company.

RODNEY A. SMOLLA – Principal Occupation: President, Furman University

Director since 2006; Age – 58

Mr. Smolla is the President of Furman University. Prior to assuming that position in July 2010, he served for three years as the Dean and Roy L. Steinheimer, Jr. Professor of Law at the Washington and Lee University School of Law. From 2003 to July 2007, Mr. Smolla was the Dean of the University of Richmond’s T.C. Williams School of Law and additionally served as the school’s George E. Allen Professor of Law. Mr. Smolla has authored two books and is a frequent commentator in newspapers and print and online magazines. He is the Chairman of the Board’s Nominating & Governance Committee and also serves on the Board’s Compensation and Executive Committees.

Specific experience, qualifications, attributes and skills:

Mr. Smolla is a nationally known educator and scholar and an expert on freedom of speech and freedom of the press. He also has earned a national reputation as an innovator through ground-breaking changes he made to the third-year curriculum at Washington and Lee’s law school while he was the Dean. Mr. Smolla has a keen grasp on what it takes to be a transformational leader and to implement game-changing strategies that distinguish an organization from its peers. Mr. Smolla is independent of the Company.

COLEMAN WORTHAM III – Principal Occupation: Chairman and Chief Executive Officer, Davenport & Company LLC

Director since 2004; Age – 66

Mr. Wortham is Chairman and Chief Executive Officer of Davenport & Company LLC, a Richmond, Virginia investment banking firm. He has served in those positions for more than five years and also served as President of that company through 2011. Mr. Wortham is the Chairman of the Board’s Compensation Committee. He additionally serves as a member of the Board’s Nominating & Governance Committee and its Executive Committee.

Specific experience, qualifications, attributes and skills:

As the Chief Executive Officer of a strong company in a very competitive industry, Mr. Wortham understands the critical importance of focusing on the customer and using that skill as the foundation for managing and transforming a company in a rapidly changing world. He combines deep operating, financial and executive leadership experience with long-standing familiarity with the Company, its history, its strategies and its employees and executives. He is independent of the Company.

The By-laws of the Company provide that in the election of each class of Directors, those receiving the greatest number of votes of each class of Stockholders entitled to vote will be elected. Abstentions and non-votes by brokers, banks and other nominee holders of record will not be counted for or against any nominee. Unless otherwise indicated, shares subject to completed proxies will be voted for the election of the above nominees, or, if for any reason any of these nominees is unavailable, for substitutes that the Board may propose. The Company has no reason to believe any nominee will be unavailable.

The Board of Directors recommends a vote FOR each of its nominees.

ITEM 2 – RATIFICATION OF REGISTERED PUBLIC ACCOUNTANTS

On February 22, 2011, the Audit Committee of the Board of Directors appointed Deloitte & Touche LLP as the Company’s independent registered public accountants for the fiscal year ending December 25, 2011. The Company’s Class B Stockholders ratified this appointment on April 28, 2011 at the Company’s 2011 Annual Meeting of Stockholders.

Deloitte was first appointed by the Audit Committee on March 30, 2010, to serve as the Company’s independent registered public accountants for the fiscal year ended December 26, 2010.

During the fiscal year ended December 27, 2009 and through March 30, 2010: (i) Deloitte had not been engaged as the principal accountants of the Company to audit its financial statements or as independent accountants to audit a significant subsidiary of the Company, and (ii) the Company had not consulted with Deloitte regarding: (a) the application of accounting principles to any completed or proposed transaction, (b) the type of audit opinion that might be rendered on the Company’s financial statements for such periods, or (c) any other accounting, auditing or financial reporting matter described in Items 304(a)(2)(i) and (ii) of Regulation S-K.

In connection with this appointment of Deloitte, the Audit Committee on March 30, 2010, also dismissed Ernst & Young LLP as the Company’s independent registered public accountants.

Ernst & Young’s report on the financial statements of the Company for the fiscal year ended December 27, 2009 did not contain any adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope, or accounting principle. During the fiscal year ended December 27, 2009 and through March 30, 2010, there were no: (i) disagreements with Ernst & Young on any matter of accounting principle or practice, financial statement disclosure or auditing scope or procedure which, if not resolved to Ernst & Young’s satisfaction, would have caused Ernst & Young to make reference to the subject matter thereof in its report on the financial statements of the Company for such years; and (ii) there have been no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

On February 21, 2012, the Audit Committee of the Board of Directors appointed Deloitte as the Company’s independent registered public accountants for the fiscal year ending December 30, 2012.

Deloitte advises that it is an independent registered public accounting firm with respect to the Company within the meaning of the applicable rules and regulations of the SEC. A representative of Deloitte will be present at the meeting to make a statement, if he or she desires to do so, and to respond to appropriate questions from Stockholders.

The Board of Directors recommends that Class B Stockholders vote FOR ratification of Deloitte & Touche LLP as the Company’s independent registered public accountants for fiscal year 2012.

ITEM 3 – ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Board of Directors is providing the Company’s Class B Stockholders with the opportunity to cast an advisory vote on executive compensation, as described below and consistent with federal legislation known as the Dodd-Frank Act.

The Company utilizes its compensation system to support and reinforce key operating and strategic goals, and its compensation system is applied consistently to all salaried employees, including the named executive officers in the Summary Compensation Table.

Base salary levels in the Company’s executive compensation system are guided by reference to external competitive levels as well as other factors including individual and Company performance. Pay and performance are linked through the use of annual and long-term incentives. The Company also provides various pension and retirement benefits as well as perquisites. The Company’s executive compensation program is tightly administered by the Board’s Compensation Committee to link individual performance with compensation opportunities and to align the interests of the Company’s executives with those of its Stockholders.

The Compensation Discussion and Analysis, beginning on Page 7 of this Proxy Statement, describes the Company’s executive compensation system.

The Board requests the Company’s Class B Stockholders approve the compensation of the Company’s named executive officers as follows:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including in the Compensation Discussion and Analysis, the compensation tables and narrative discussion is hereby approved.

As an advisory vote, this proposal is not binding. However, the Compensation Committee and the Board value the opinions expressed by the Company’s Class B Stockholders on this issue and will consider the outcome of this vote when making future compensation decisions for the named executive officers.

The Board of Directors recommends that Class B Stockholders vote FOR the above resolution.

NOMINATIONS AND PROPOSALS FOR 2013 ANNUAL MEETING OF STOCKHOLDERS

The By-laws of the Company provide that the Annual Meeting of Stockholders shall be held during the Company’s second fiscal quarter on a date fixed by the Board of Directors. The Company’s 2013 Annual Meeting will be held on April 25, 2013.

Rule 14a-8 under the Exchange Act contains eligibility requirements that must be satisfied for a Stockholder to submit a proposal for inclusion in a company’s proxy statement. One of the eligibility requirements under that Rule is that a Stockholder be entitled to vote on the proposal the Stockholder seeks to submit. In addition, it is the Company’s view that ownership of shares of a class not registered under the Exchange Act does not entitle a Stockholder to submit a proposal under the Rule. Stockholders who believe they are eligible to have their proposals included in the Company’s Proxy Statement for the 2013 Annual Meeting of Stockholders, in addition to other applicable requirements established by the SEC, must ensure that their proposals are received by the Secretary of the Company no later than December 2, 2012.

The By-laws of the Company also establish advance notice procedures for eligible Stockholders to make nominations for Director and to propose business to be transacted at an Annual Meeting. Under the Company’s By-laws, a Stockholder who wishes to submit Director nominations or other proposals for consideration at the 2013 Annual Meeting must ensure that the same are received by the Secretary of the Company between December 26, 2012 and January 25, 2013. The Company’s By-laws also require that certain specific information accompany a Stockholder’s notice of nomination or proposal for business.

DIRECTOR NOMINATION PROCESS

Pursuant to the Company’s Principles of Corporate Governance, a copy of which is available without charge on the Company’s website, www.mediageneral.com, the Nominating & Governance Committee is responsible for assisting the Board with the identification and consideration of, and recommends to the Board, candidates qualified to become nominees for election as Directors of the Company. Under the Corporate Governance Principles, in its consideration of Director nominees recommended by the Nominating & Governance Committee, the Board is to consider all criteria established by it for election of nominees to the Board as well as the expressed interests of any Stockholder entitled to elect at least a majority of the Directors. Additionally, except for a Director who may have been an officer of the Company, the Company’s Principles of Corporate Governance provide that all Directors shall be under the age of 73, provided that a Director serving at the time he or she reaches such age shall be permitted to complete his or her term of office but shall not thereafter be eligible for re-election unless the Board of Directors annually shall determine otherwise.

To qualify to be one of the Company’s Director nominees, at a minimum, a candidate must exhibit the highest standards of integrity, commitment and independence of thought and judgment and be able to dedicate sufficient time, energy and attention to ensure the diligent performance of his or her duties as a Director. The Board believes that the Directors as a group should possess a diverse range of talent, skill and expertise sufficient to provide sound and prudent guidance with respect to all of the Company’s operations and interests. In light of these considerations, in selecting Director nominees, the Nominating & Governance Committee and the Board review information regarding each proposed candidate, including any information provided in connection with a Stockholder recommendation submitted in accordance with the procedures described below, and consider the demonstrated talents, skills and expertise of any proposed candidate in relation to those of the existing Directors.

In selecting the Company’s Director nominees in connection with each Annual Meeting, it is the Company’s policy that the Nominating & Governance Committee consider Director candidates recommended by any Stockholder of the Company. Pursuant to procedures adopted by the Board, Director candidate recommendations made by Stockholders in connection with any Annual Meeting must be submitted, in writing, and received by the Secretary of the Company at least 120 days prior to the anniversary of the date on which the Company mailed its proxy statement in connection with the prior year’s Annual Meeting. Any Stockholder who wishes to recommend to the Nominating & Governance Committee and the Board a candidate for election at the Company’s 2013 Annual Meeting must ensure that the recommendation is received by the Secretary of the Company not later than December 2, 2012. Stockholder recommendations must be submitted together with the following information regarding the candidate:

•	The candidate’s full name, age, principal occupation and employer;

•	The candidate’s residence and business addresses and telephone numbers;

•	A biographical profile of the candidate, including educational background and business and professional experience and experience in the industries in which the Company has operations;

•

Any relationship between the candidate and the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) and all other information necessary for the Nominating & Governance Committee and the Board to determine whether the candidate meets the Board’s independence standards and qualifies as independent under the NYSE rules;

•	The classes and number of shares of stock of the Company owned beneficially and of record by the candidate;

•

Any other information relating to the candidate (including a written consent of the candidate to be named as a nominee of the Company and to serve as a Director if elected) that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies for the election of Directors pursuant to the SEC’s proxy rules and the rules of the NYSE; and

•	Any other information regarding the candidate that the Stockholder wishes the Board to consider in evaluating the recommended candidate.

In addition, when submitting a recommendation, a Stockholder must include the following information:

•	The Stockholder’s full name, principal occupation and employer;

•	The Stockholder’s address and telephone number;

•

The classes and number of shares of stock of the Company owned beneficially and of record by the Stockholder, including, if the Stockholder is not a Stockholder of record, proof of ownership of the type referred to in Rule 14a-8(b)(2) of the SEC’s proxy rules;

•

A description of all arrangements and understandings between the Stockholder and each candidate being recommended by the Stockholder and any other person or persons (including their names) pursuant to which the candidate(s) are being recommended by the Stockholder; and

•

All other information relating to the Stockholder that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies for the election of Directors pursuant to the SEC’s proxy rules and the rules of the NYSE.

The Nominating & Governance Committee weighs these criteria in the context of the Company’s Principles of Corporate Governance, and in making its recommendations to the Board of Directors, the Committee as a matter of practice additionally considers candidates’ diversity of experience, profession, skills, geographic representation and background, all to provide the Board and the Company with an appropriate mix of experience, knowledge, perspective and judgment.

CODE OF BUSINESS CONDUCT AND ETHICS

The Board of Directors has adopted a Code of Business Conduct and Ethics that applies to the Company’s Directors, officers and employees, including the Company’s Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and others performing similar functions. A copy of the Company’s Code of Business Conduct and Ethics is available without charge on the Company’s website, www.mediageneral.com, and in print from the Investor Relations Department. The Company intends to disclose on its website any amendments that are made to the Code as well as any waivers granted under the Code to any Executive Officer or Director, as required by the rules of the SEC and the NYSE.

RELATED PERSON TRANSACTIONS

There were no transactions in effect since the beginning of the Company’s last fiscal year or currently proposed in which the Company was or is to be a participant, the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest.

The Board of Directors has adopted a written Policy and Procedures With Respect to Related Person Transactions containing the policies and procedures governing the review and approval of related person transactions involving the Company.

For purposes of this policy, a “Related Person Transaction” is any financial transaction, arrangement or relationship in which the Company was, is or will be a participant; the amount involved ex-

ceeds $120,000; and in which a Director, executive officer, Director nominee, beneficial owner of 5% of Class A Stock or Class B Stock, or any of their respective immediate family members, has a direct or indirect interest, unless the Company’s Chief Financial Officer or General Counsel determines that the interest is not material or otherwise not required to be disclosed under the SEC’s rules.

Under the policy, any potential Related Person Transaction is to be analyzed by the Company’s Chief Financial Officer or the General Counsel to determine whether the transaction is a Related Person Transaction. Related Person Transactions will be submitted to the Audit Committee of the Board of Directors for consideration at the next Audit Committee meeting. However, in those instances in which the Chief Financial Officer or the General Counsel, in consultation with the Chief Executive Officer or the Chief Financial Officer (as applicable), determines it is not practicable or desirable for the Company to wait until the next Audit Committee meeting, the Related Person Transaction will be submitted to the Chair of the Audit Committee. The review of a Related Person Transaction is to include the consideration of all the relevant facts and circumstances, including, if applicable:

•	the benefits to the Company,

•	the impact of the transaction on the independence of any Director or Director nominee,

•	the availability of other sources for comparable products or services,

•	the terms of the transaction, and

•	the terms available to unrelated third parties or to employees generally.

The Audit Committee (or its Chair) is to approve only those Related Person Transactions that the Audit Committee (or its Chair) determines in good faith are in, or not inconsistent with, the best interests of the Company and its Stockholders.

The Policy and Procedures With Respect to Related Person Transactions is available at the Company’s website, www.mediageneral.com.

DIRECTOR ATTENDANCE AT ANNUAL MEETINGS

As a policy matter, all Directors are urged strongly to attend each Annual Meeting of Stockholders. All members of the Board attended the Company’s Annual Meeting in 2011.

COMMUNICATIONS WITH BOARD OF DIRECTORS

Stockholders or other interested parties desiring to send communications to the Board’s independent Directors, non-management Directors or any individual Director, including the Director to preside at the Board’s next executive session, may do so by addressing their correspondence to “Corporate Secretary, Media General, Inc., P.O. Box 85333, Richmond, Virginia 23293-0001” and by marking the envelope “Confidential—Communication to Board of Directors.” The Board’s independent non-management Directors have approved a process by which the Corporate Secretary will maintain a log of all such correspondence and will review, sort and summarize this correspondence. Communications determined to be appropriate in accordance with the independent non-management Directors’ approved process will be forwarded to the individual members of the Board. Directors at any time may review the log of all correspondence and request a copy of any communication.

SOLICITATION OF PROXIES

The Company may solicit proxies in person, via the Internet or by telephone or mail. The cost of solicitation of proxies, including the reimbursement to banks and brokers for reasonable expenses in sending proxy material to their principals, will be borne by the Company. Officers and other employees of the Company may participate in such solicitation, for which they will receive no special or additional compensation. In addition, the Company has retained D. F. King & Co. to assist in the solicitation of proxies for a basic fee of $9,500 plus reimbursement of out-of-pocket expenses.

OTHER MATTERS

Management does not intend to present, nor, in accordance with the Company’s By-laws, has it received proper notice from any person who intends to present, any matter for action by Stockholders at the Annual Meeting, other than as stated in the accompanying Notice. However, the enclosed proxy confers discretionary authority with respect to the transaction of any other business which properly may come before the meeting, and it is the intention of the persons named in the enclosed proxy to vote the same in accordance with their best judgment.

As indicated on Pages 14 and 20, certain information is incorporated by reference from the Company’s 2011 Annual Report to Stockholders on Form 10-K.

Important Notice Regarding the Internet Availability of Proxy Materials for the Stockholder Meeting to be Held on April 26, 2012

The Notice of Annual Meeting, Proxy Statement and 2011 Annual Report are available at www.mediageneral.com.

Electronic Delivery of Notice of Internet Availability, Proxy Materials and Annual Report

Receiving a Notice of Internet Availability or other proxy materials online in place of paper copies helps to reduce the Company’s printing and mailing costs and provides Stockholders with a convenient, automatic link to the proxy vote site. Most Stockholders desiring to enroll in this electronic delivery service may do so by visiting www.proxyvote.com and following the prompts for email enrollment. “Street name” Stockholders can check the information in the proxy materials provided by their bank or broker.

Annual Report on Form 10-K

The Company’s Annual Report on Form 10-K for the year ended December 25, 2011 is available at www.mediageneral.com. The Company will provide, without charge, on the written request of any person solicited hereby, a copy of the Company’s Annual Report on Form 10-K as filed with the SEC for the year ended December 25, 2011. Written requests should be mailed to “Andrew C. Carington, Corporate Secretary, Media General, Inc., P.O. Box 85333, Richmond, Virginia 23293-0001.”

By Order of the Board of Directors,

ANDREW C. CARINGTON, Secretary

Richmond, Virginia

April 2, 2012

Stockholders are requested to vote by the Internet, by telephone or by completing and returning the accompanying proxy card in the envelope provided, whether or not they expect to attend the meeting in person. Internet and telephone voting facilities will close at 11:59 p.m. E.S.T. on April 25, 2012. A proxy may be revoked at any time before it is voted.

Appendix A

Media Industry Survey Referenced in Compensation Discussion and Analysis

U.S. CDB Media Database - 2011 Report

Participants

1105 Media	Hearst	Rodale Press
AAA of Science	Here Media Inc.	Sarkes Tarzian - KTVN
ABC	Houghton Mifflin Harcourt Publishing	Sarkes Tarzian - WRCB
Advanstar Communications	Hubbard Broadcasting	Scholastic
Allured Business Media	International Data	Schurz - KYTV
ALM	Interpublic Group of Companies	Schurz - WDBJ
American Chemical Society	John Wiley & Sons	Scripps Networks Interactive
American Express Publishing	Journal Broadcast Group	Showtime
avenue a razorfish	Laurin Publishing	Sinclair Broadcast Group
Belo	Lions Gate Entertainment	Sirius XM Radio
Boy Scouts of America	Martha Stewart Living Omnimedia	Sony Pictures Entertainment
Cablevision Systems	McClatchy	SourceMedia
CBS	McGraw-Hill	Stamats Communications
Clear Channel Communications	Media General	Summit Business Media
Conde Nast Publications	MediaTec Publishing	SuperMedia
Consumers Union	Meister Media Worldwide	Taunton Press
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Media General

MEDIA GENERAL, INC. P.O. BOX 85333 RICHMOND, VA 23293-0001

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 25, 2012. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 25, 2012. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M41821-P20775-Z57176 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

MEDIA GENERAL, INC.

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES LISTED BELOW.

For All

Withhold All

For All Except

Vote on Directors

ELECTION OF CLASS A DIRECTORS:

NOMINEES:

01) Scott D. Anthony

02) Dennis J. FitzSimons

03) Carl S. Thigpen

RECEIPT OF NOTICE OF MEETING AND PROXY STATEMENT IS HEREBY ACKNOWLEDGED. THIS INSTRUCTION CARD REVOKES ALL PREVIOUS INSTRUCTIONS. UNLESS INDICATED TO THE CONTRARY, IT WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS.

Note: Please sign exactly as your name or names appear on this Instruction card. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]

Date

Signature (Joint Owners)

Date

The meeting address is:

Richmond Newspapers Production Facility, 8460 Times-Dispatch Boulevard (a right turn off U.S. 301, just north of its intersection with I-295), Mechanicsville, Virginia.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

Please fold and detach card at perforation before mailing IF you are not voting via telephone or the Internet.

M41822-P20775-Z57176

CLASS A MEDIA GENERAL, INC. CLASS A

ANNUAL MEETING OF STOCKHOLDERS April 26, 2012

PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

Andrew C. Carington, Marshall N. Morton and James F. Woodward, or any of them, the proxies of the undersigned, with power of substitution, are hereby appointed to vote all Class A Common Stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on Thursday, April 26, 2012, and any adjournment thereof, as follows on the reverse side and upon such other business as may properly come before the meeting for the vote of such Stockholder.

To ensure timely receipt of your vote and to help the company reduce costs, you are encouraged to submit your voting instruction over the Internet or by telephone: simply follow the instructions on the reverse side of this card. Internet and telephone voting facilities will close at 11:59 p.m. E.D.T. on April 25, 2012.

If you choose to submit your voting instruction by mail, just mark, sign and date this proxy card on the reverse side and return it promptly in the envelope provided. Please date and sign this proxy as your name appears. Joint owners should each sign personally. Trustees and others signing in a representative capacity should indicate the capacity in which they sign.

PLEASE SIGN AND DATE ON THE REVERSE SIDE

(Continued on the reverse side)

Media General

MEDIA GENERAL, INC. P.O. BOX 85333 RICHMOND, VA 23293-0001

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 25, 2012. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 25, 2012. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M41823-P20775-Z57176

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

MEDIA GENERAL, INC.

For All

Withhold All

For All Except

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

Item 1. ELECTION OF CLASS B DIRECTORS:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES LISTED BELOW.

NOMINEES:

01) J. Stewart Bryan III

02) Diana F. Cantor

03) Marshall N. Morton

04) Thompson L. Rankin

05) Rodney A. Smolla

06) Coleman Wortham III

Item 2. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR: For Against Abstain

Ratification of Deloitte & Touche, LLP as the Company’s independent registered public accountants for fiscal year 2012.

Item 3. THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE:

The Board’s advisory resolution on executive compensation.

RECEIPT OF NOTICE OF MEETING AND PROXY STATEMENT IS HEREBY ACKNOWLEDGED. THIS INSTRUCTION CARD REVOKES ALL PREVIOUS INSTRUCTIONS. UNLESS INDICATED TO THE CONTRARY, IT WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

Note: Please sign exactly as your name or names appear on this Instruction card. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

The meeting address is:

Richmond Newspapers Production Facility, 8460 Times-Dispatch Boulevard (a right turn off U.S. 301, just north of its intersection with I-295), Mechanicsville, Virginia.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

Please fold and detach card at perforation before mailing IF you are not voting via telephone or the Internet.

M41824-P20775-Z57176

CLASS B

MEDIA GENERAL, INC.

ANNUAL MEETING OF STOCKHOLDERS April 26, 2012

PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

CLASS B

Andrew C. Carington, Marshall N. Morton and James F. Woodward, or any of them, the proxies of the undersigned, with power of substitution, are hereby appointed to vote all Class B Common Stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on Thursday, April 26, 2012, and any adjournment thereof, as follows on the reverse side and upon such other business as may properly come before the meeting for the vote of such Stockholder.

To ensure timely receipt of your vote and to help the company reduce costs, you are encouraged to submit your voting instruction over the Internet or by telephone: simply follow the instructions on the reverse side of this card. Internet and telephone voting facilities will close at 11:59 p.m. E.D.T. on April 25, 2012.

If you choose to submit your voting instruction by mail, just mark, sign and date this proxy card on the reverse side and return it promptly in the envelope provided. Please date and sign this proxy as your name appears. Joint owners should each sign personally. Trustees and others signing in a representative capacity should indicate the capacity in which they sign.

(Continued and to be dated and signed on the reverse side)

MEDIA GENERAL

MEDIA GENERAL, INC. P.O. BOX 85333 RICHMOND, VA 23293-0001

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 24, 2012. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 24, 2012. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M41825-P20775-Z57176 KEEP THIS PORTION FOR YOUR RECORDS

THIS INSTRUCTION CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

MEDIA GENERAL, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES LISTED BELOW. For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

Vote on Directors

ELECTION OF CLASS A DIRECTORS:

NOMINEES:

01) Scott D. Anthony

02) Dennis J. FitzSimons

03) Carl S. Thigpen

RECEIPT OF NOTICE OF MEETING AND PROXY STATEMENT IS HEREBY ACKNOWLEDGED. THIS INSTRUCTION CARD REVOKES ALL PREVIOUS INSTRUCTIONS. UNLESS INDICATED TO THE CONTRARY, IT WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS.

NOTE: Please sign exactly as your name appears on this instruction card.

Signature [PLEASE SIGN WITHIN BOX] Date

The meeting address is:

Richmond Newspapers Production Facility, 8460 Times-Dispatch Boulevard (a right turn off U.S. 301, just north of its intersection with I-295), Mechanicsville, Virginia.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

Please fold and detach card at perforation before mailing IF you are not voting via telephone or the Internet.

M41826-P20775-Z57176

CLASS A MEDIA GENERAL, INC. CLASS A EMPLOYEES’ MG ADVANTAGE 401(K) PLAN

ANNUAL MEETING OF STOCKHOLDERS - April 26, 2012

THIS INSTRUCTION CARD IS SOLICITED BY FIDELITY MANAGEMENT TRUST COMPANY

As a participant in the MG Advantage 401(k) Plan, you have the right to direct Fidelity Management Trust Company, as Trustee, regarding how to vote the shares of Media General, Inc. Class A Common Stock credited to your account at the Annual Stockholders Meeting to be held on April 26, 2012, and any adjournment thereof, as follows on the reverse side and upon such other business as may properly come before the meeting for the vote of such Stockholder.

The shares credited to your account will be voted as directed. If your voting direction is not received by April 24, 2012, the shares credited to your account will be voted in the same proportion as directions received from participants.

To ensure timely receipt of your vote and to help the company reduce costs, you are encouraged to submit your voting instruction over the Internet or by telephone: simply follow the instructions on the reverse side of this card. Internet and telephone voting facilities will close at 11:59 p.m. E.D.T. on April 24, 2012.

If you choose to submit your voting instruction by mail, just mark, sign and date this instruction card on the reverse side and return it promptly in the envelope provided. Please date and sign this instruction card as name appears.

MEDIA GENERAL

MEDIA GENERAL, INC. P.O. BOX 85333 RICHMOND, VA 23293-0001

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 24, 2012. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 24, 2012. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M41827-P20775-Z57176 KEEP THIS PORTION FOR YOUR RECORDS

THIS INSTRUCTION CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

MEDIA GENERAL, INC. To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

For All Withhold All For All Except

Vote on Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES LISTED BELOW.

ELECTION OF CLASS A DIRECTORS:

NOMINEES:

01) Scott D. Anthony

02) Dennis J. FitzSimons

03) Carl S. Thigpen

RECEIPT OF NOTICE OF MEETING AND PROXY STATEMENT IS HEREBY ACKNOWLEDGED. THIS INSTRUCTION CARD REVOKES ALL PREVIOUS INSTRUCTIONS. UNLESS INDICATED TO THE CONTRARY, IT WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS.

NOTE: Please sign exactly as your name appears on this instruction card.

Signature [PLEASE SIGN WITHIN BOX] Date

The meeting address is:

Richmond Newspapers Production Facility, 8460 Times-Dispatch Boulevard (a right turn off U.S. 301, just north of its intersection with I-295), Mechanicsville, Virginia.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

Please fold and detach card at perforation before mailing IF you are not voting via telephone or the Internet.

M41828-P20775-Z57176

CLASS A MEDIA GENERAL, INC. CLASS A MEDIA GENERAL, INC. SUPPLEMENTAL 401(K) PLAN

ANNUAL MEETING OF STOCKHOLDERS - April 26, 2012

THIS INSTRUCTION CARD IS SOLICITED BY FIDELITY MANAGEMENT TRUST COMPANY

As a participant in the Media General, Inc. Supplemental 401(k) Plan, you have the right to direct Fidelity Management Trust Company, as Trustee, regarding how to vote the shares of Media General, Inc. Class A Common Stock credited to your account at the Annual Stockholders Meeting to be held on April 26, 2012, and any adjournment thereof, as follows on the reverse side and upon such other business as may properly come before the meeting for the vote of such Stockholder.

The shares credited to your account will be voted as directed. If your voting direction is not received by April 24, 2012, the shares credited to your account will be voted in the same proportion as directions received from participants.

To ensure timely receipt of your vote and to help the company reduce costs, you are encouraged to submit your voting instruction over the Internet or by telephone: simply follow the instructions on the reverse side of this card. Internet and telephone voting facilities will close at 11:59 p.m. E.D.T. on April 24, 2012.

If you choose to submit your voting instruction by mail, just mark, sign and date this instruction card on the reverse side and return it promptly in the envelope provided. Please date and sign this instruction card as name appears.